                            STOCK PURCHASE AGREEMENT


                                  By and Among



                            STONEPATH LOGISTICS, INC.

                                   (Purchaser)

                              STONEPATH GROUP, INC.

                                   (Stonepath)

                                       And

                                  M.G.R., INC.

                           DISTRIBUTION SERVICES, INC.

                               CONTRACT AIR, INC.

                                   (Companies)

                              THE SHAREHOLDERS OF:

                                  M.G.R., INC.

                           DISTRIBUTION SERVICES, INC.

                               CONTRACT AIR, INC.

                                 (Shareholders)

                                  GARY A. KOCH

                              (Shareholders' Agent)




                              DATE: AUGUST 30, 2001



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                                    ARTICLE 1
                                   DEFINITIONS

                                    ARTICLE 2
                        PURCHASE OF STOCK; PURCHASE PRICE

2.1      Purchase and Sale of Stock.............................................................................11

2.2      Purchase Price.........................................................................................11

2.3      Payment of Purchase Price on the Closing Date..........................................................15

2.4      Escrow of Indemnification Claims.......................................................................16

2.5      Determination of Purchase Price Adjustments; Closing Balance Sheet; Final Payment......................16

2.6      Closing and Closing Deliveries.........................................................................19

                                    ARTICLE 3
      REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE SHAREHOLDERS

3.1      Organization...........................................................................................22

3.2      Capitalization.........................................................................................22

3.3      Due Authorization......................................................................................22

3.4      No Breach..............................................................................................23

3.5      Clear Title............................................................................................23

3.6      Condition of Assets; Excluded Assets...................................................................23

3.7      Litigation.............................................................................................24

3.8      Labor Matters..........................................................................................24

3.9      Tax Matters............................................................................................25

3.10     Employee Benefits......................................................................................27

3.11     No Guaranties..........................................................................................28

3.12     Financial Statements...................................................................................29

3.13     Absence of Certain Developments........................................................................29

3.14     Intellectual Property..................................................................................31

3.15     Compliance with Laws...................................................................................31

3.16     Operating Contracts....................................................................................31

3.17     Real Estate............................................................................................32

3.18     Accounts Receivable....................................................................................34

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3.19     Books and Records; Bank Accounts.......................................................................34

3.20     Employees..............................................................................................34

3.21     Permits................................................................................................34

3.22     Other Material Contracts and Obligations...............................................................34

3.23     Subsidiaries...........................................................................................35

3.24     Insurance..............................................................................................36

3.25     Brokers................................................................................................36

3.26     Relationship with Related Persons......................................................................36

3.27     Hazardous Materials....................................................................................36

3.28     Other Environmental Matters............................................................................37

3.29     Debt Instruments.......................................................................................38

3.30     Customers and Suppliers................................................................................38

3.31     Shareholder Loans......................................................................................38

3.32     Adequacy of Properties.................................................................................39

3.33     Absence of Certain Business Practices..................................................................39

3.34     Trade Regulation.......................................................................................39

3.35     Inventories............................................................................................39

3.36     Officers and Directors.................................................................................40

3.37     Powers of Attorney.....................................................................................40

3.38     No Other Agreements to Sell the Companies or Their Assets..............................................40

                                    ARTICLE 4
          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND STONEPATH

4.1      Organization...........................................................................................40

4.2      Due Authorization......................................................................................40

4.3      No Breach..............................................................................................41

4.4      Investment Representations.............................................................................41

4.5      Brokers................................................................................................41

4.6      Fraudulent Conveyance..................................................................................41

                                    ARTICLE 5
                    PERFORMANCE AND COVENANTS PENDING CLOSING

5.1      Access to Information..................................................................................42
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5.2      Conduct of Business....................................................................................42

5.3      Encumbrances...........................................................................................42

5.4      Pay Increases..........................................................................................42

5.5      Restrictions on New Contracts and Liabilities..........................................................43

5.6      Preservation of Business...............................................................................43

5.7      Payment and Performance of Obligations.................................................................43

5.8      Restrictions on Sale of Assets.........................................................................43

5.9      Prompt Notice..........................................................................................43

5.10     Consents...............................................................................................43

5.11     [THIS SECTION INTENTIONALLY OMITTED]...................................................................44

5.12     No Solicitation of Other Offers........................................................................44

5.13     Accounts Receivable and Payable........................................................................44

5.14     Inventory..............................................................................................44

5.15     Insurance..............................................................................................44

5.16     Filing Reports and Making Payments.....................................................................44

5.17     Capital Expenditures...................................................................................44

5.18     Monthly Financials Statements..........................................................................44

5.19     Litigation.............................................................................................45

5.20     Notification of Inaccuracy.............................................................................45

5.21     Landlord/Lessor Estoppel Certificates..................................................................45

5.22     Company Guarantees.....................................................................................45

5.23     Environmental Review...................................................................................45

5.24     Cooperation with Respect to Permits, Licenses and Regulatory Matters...................................46

5.25     Audited Financial Statements...........................................................................47

5.26     Shareholder Guarantees.................................................................................47

5.27     Director and Officer Indemnification...................................................................47

5.28     Executive Employment Agreements........................................................................48

5.29     Prohibition on Trading Activities......................................................................48

5.30     Pre-Closing Liability and Indemnification..............................................................48

5.31     Year 2000 S Corporation Distributions..................................................................49
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5.32     Year 2001 S Corporation Distributions..................................................................49

5.33     Payment of Shareholder Loans...........................................................................49

5.34     Payment of Audit Fees..................................................................................49

5.35     Other Matters..........................................................................................49

                                    ARTICLE 6
             MUTUAL CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS

6.1      Proceedings............................................................................................50

6.2      Consents and Approvals.................................................................................50

6.3      Fairness Opinion.......................................................................................50

6.4      Audited Financial Statements...........................................................................50

                                    ARTICLE 7
         ADDITIONAL CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

7.1      Accuracy of Representations and Warranties.............................................................51

7.2      Compliance with Covenants and Agreements...............................................................51

7.3      No Material Adverse Change.............................................................................51

7.4      Approval by Counsel....................................................................................51

7.5      Legal Opinion..........................................................................................51

7.6      Resignation of Officers and Directors..................................................................51

7.7      Corporate Action.......................................................................................51

7.8      Employees..............................................................................................52

7.9      Employment Agreements..................................................................................52

7.10     Schedule of Transactional Expenses.....................................................................52

7.11     Transfer of Corporate Names............................................................................52

7.12     Termination of Encumbrances on Stock...................................................................52

                                    ARTICLE 8
        ADDITIONAL CONDITIONS PRECEDENT TO THE SHAREHOLDERS' OBLIGATIONS

8.1      Accuracy of Representations and Warranties.............................................................52

8.2      Compliance with Covenants and Agreements...............................................................52

8.3      Approval by Counsel....................................................................................52

8.4      Legal Opinion..........................................................................................53
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8.5      Delivery of Purchase Price and Other Consideration.....................................................53

8.6      Installment Sales Tax Treatment........................................................................53

8.7      Management Incentive Program...........................................................................53

                                    ARTICLE 9
                                 INDEMNIFICATION

9.1      Indemnification by the Companies and the Shareholders..................................................53

9.2      Indemnification by the Purchaser.......................................................................55

9.3      Procedure for Indemnification..........................................................................55

9.4      Dispute Resolution.....................................................................................57

9.5      Other Matters Affecting Indemnification and the Parties' Remedies......................................58

9.6      Exclusive Remedy.......................................................................................59

9.7      No Right of Contribution or Claim......................................................................59

                                   ARTICLE 10
                                   TAX MATTERS

10.1     Tax Returns............................................................................................59

10.2     Controversies..........................................................................................60

10.3     Transfer Taxes.........................................................................................60

10.4     Amended Tax Returns....................................................................................60

10.5     Non-foreign Person Affidavit...........................................................................61

10.6     Indemnification........................................................................................61

10.7     Section 338 Election...................................................................................61

10.8     Valuation and Allocation...............................................................................62

10.9     Post-Closing Access and Cooperation....................................................................62

                                   ARTICLE 11
                     PERFORMANCE FOLLOWING THE CLOSING DATE

11.1     Further Acts and Assurances............................................................................63

11.2     Non-Competition Agreement..............................................................................63

11.3     Non-Solicitation Agreement.............................................................................63

11.4     Confidential Information...............................................................................64

11.5     Reasonableness of Covenants............................................................................64

11.6     Injunctive Relief......................................................................................64
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11.7     Blue Pencil Doctrine...................................................................................64

11.8     Guarantees.............................................................................................65

11.9     Employee Retention.....................................................................................65

11.10    Management Incentive Program...........................................................................65

11.11    Stonepath Guaranty.....................................................................................65

11.12    Stonepath Earn-Out Covenants...........................................................................65

11.13    Payment of Shareholder Loans...........................................................................65

11.14    Payment of Bonus and Profit Sharing Accrual............................................................65

11.15    Adjustment for S Corporation Distributions.............................................................66

                                   ARTICLE 12
                                   TERMINATION

12.1     Termination............................................................................................68

12.2     Return of Documents and Nondisclosure..................................................................68

                                   ARTICLE 13
                                  MISCELLANEOUS

13.1     Survival of Representations and Warranties, Covenants and Agreements...................................69

13.2     Preservation of and Access to Records..................................................................69

13.3     Cooperation............................................................................................69

13.4     Public Announcements...................................................................................69

13.5     Notices................................................................................................70

13.6     Entire Agreement.......................................................................................70

13.7     [THIS SECTION INTENTIONALLY OMITTED]...................................................................71

13.8     Amendments.............................................................................................71

13.9     Successors and Assigns.................................................................................71

13.10    Fees and Expenses......................................................................................71

13.11    Governing Law and Jurisdiction.........................................................................71

13.12    Counterparts and Facsimile Execution...................................................................71

13.13    Headings...............................................................................................72

13.14    [THIS SECTION INTENTIONALLY OMITTED]...................................................................72

13.15    Number and Gender......................................................................................72

13.16    Severability...........................................................................................72
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13.17    Parties in Interest....................................................................................72

13.18    Waiver.................................................................................................72

13.19    Construction...........................................................................................72

13.20    Specific Performance...................................................................................73

13.21    Supplementation of Schedules...........................................................................73

13.22    Shareholders' Agent....................................................................................73
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


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 30th day of August, 2001, by and among STONEPATH LOGISTICS, INC., a Delaware corporation (the "Purchaser"), STONEPATH GROUP, INC., a Delaware corporation and the parent corporation of the Purchaser ("Stonepath"), M.G.R., INC., a Minnesota corporation, d/b/a AIR PLUS LIMITED ("MGR"), DISTRIBUTION SERVICES, INC., a Minnesota corporation ("DSI"), CONTRACT AIR, INC., a Minnesota corporation ("Contract Air") and the shareholders of MGR as set forth on Exhibit A to this Agreement (the "MGR Shareholders"), the sole shareholder of DSI as set forth on Exhibit A to this Agreement (the "DSI Shareholder"), the shareholders of Contract Air as set forth on Exhibit A to this Agreement (the "Contract Air Shareholders"), and GARY A. KOCH, an individual and resident of the State of Minnesota (the "Shareholders' Agent").

         For purposes of this Agreement, (x) MGR, DSI and Contract Air may be collectively referred to herein as the "Companies," or individually, as a "Company," (y) the MGR Shareholders, the DSI Shareholder and the Contract Air Shareholders may be collectively referred to herein as the "Shareholders," or individually as a "Shareholder," and (z) each of the Purchaser, Stonepath, the Shareholders, the Companies and the Shareholders' Agent may be collectively referred to herein as the "Parties" and referred to individually as a "Party."

         For the further purposes of this Agreement, (x) MGR, DSI and Contract Air join as Parties to this Agreement for the sole purpose of (A) making the covenants for the Pre-Closing Period set forth in Article 5 hereof, and (B) indemnification of the Purchaser with respect to all matters under this Agreement and the Ancillary Documents pending the Closing which arise prior to or on the Closing Date, and (y) Stonepath joins as a Party to this Agreement for the sole purposes of guaranteeing each and all of the obligations of the Purchaser under this Agreement and the Ancillary Documents pursuant to the guaranty set forth as Exhibit B to this Agreement (the "Guaranty") and, in furtherance of the foregoing, making certain representations and covenants as set forth herein.

                                    RECITALS
                                    --------

         A. The MGR Shareholders are the owners of all 17,700 issued and outstanding shares of capital stock (the "MGR Stock") of MGR.

         B. The DSI Shareholder is the owner of all 10,000 issued and outstanding shares of capital stock (the "DSI Stock") of DSI.

         C. The Contract Air Shareholders are the owners of all 17,700 issued and outstanding shares of capital stock (the "Contract Air Stock") of Contract Air.

         D. The Shareholders' Agent is (i) a majority shareholder of MGR and Contract Air, (ii) the sole shareholder of DSI, and (iii) serves on each of the Companies' Board of Directors. The Shareholders' Agent shall serve as the sole and exclusive agent representative and attorney-in-fact of the Shareholders under this Agreement and the Ancillary Documents before and after the Closing of the transactions contemplated hereby.

         E. The Purchaser desires to purchase (i) the MGR Stock, (ii) the DSI Stock, and (iii) the Contract Air Stock, subject to the terms and conditions of this Agreement (collectively, the MGR Stock, the DSI Stock and the Contract Air Stock may be referred to herein as the "Stock").

         F. The Shareholders desire to sell the Stock to the Purchaser in one integrated transaction pursuant to this Agreement and the Ancillary Documents.

         G. It is the intention of the Parties hereto that, upon the consummation of the purchase and sale of the Stock pursuant to this Agreement, the Purchaser will own all of the outstanding capital stock of the Companies, free and clear of all Rights and Encumbrances.

                                    AGREEMENT
                                    ---------

         In consideration of the foregoing Recitals and the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified:

         "AAA Rules" has the meaning set forth in Section 9.4(b) of this Agreement.

         "Acquisition Proposal" means any proposal relating to the possible acquisition of a Company or the Companies, whether by way of merger, purchase of capital stock of a Company or the Companies, representing fifty percent (50%) or more of the voting power or equity of a Company or the Companies, purchase of all or substantially all of the assets of a Company or the Companies, or otherwise.

         "Affiliate" when used in reference to a specified Person, means any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the specified Person.

         "Aggregate Transactional Expenses" has the meaning set forth in Section
7.10 of this Agreement.

         "Agreement" has the meaning set forth in the introductory paragraphs of this Agreement.

         "Ancillary Documents" means the documents, instruments and agreements to be executed and/or delivered pursuant to this Agreement or any Ancillary Document.

         "Applicable Law" or "Applicable Laws" means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, requirements and Injunctions adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body having jurisdiction over a specified Person or any of such Person's properties or assets.

         "Audited Financial Statements" has the meaning set forth in Section
5.25 of this Agreement.

         "Balance Sheet" has the meaning set forth in Section 3.12(b) of this Agreement.

         "Balance Sheet Date" has the meaning set forth in Section 3.12(b) of this Agreement.

         "Basket Amount" has the meaning set forth in Section 9.1(a) of this Agreement.

         "Benefit Plan" means any and all bonus, stock option, restricted stock, stock purchase, stock appreciation, phantom stock, profit participation, profit-sharing, deferred compensation, severance, pension, retirement, disability, medical, dental, health, life or dental insurance, death benefit, incentive, welfare and/or other benefit, compensation and/or retirement plan, policy, arrangement and/or Contract maintained, sponsored or participated in by a Company and/or the Companies, or to which the Companies are required to make any contribution.

         "Business" as used in this Agreement means the business and operations of the Companies on the date of this Agreement and includes, individually and collectively, (i) with respect to DSI, (x) surface freight forwarding services of property for compensation as defined in 49 U.S.C. ss.13102(8) (excluding household goods, used automobiles and unaccompanied baggage) in the 48 contiguous states of the United States, and (y) property brokerage services, as the term "broker" is defined in 49 U.S.C. ss.13102(2), (ii) with respect to MGR,
(x) surface freight forwarding services of property for compensation as defined in 49 U.S.C. ss.13102(8) (excluding household goods, used automobiles and unaccompanied baggage) in the 48 contiguous states of the United States, and (y) air freight forwarding services of property within the 50 states of the United States and internationally, and (iii) with respect to Contract Air, (x) interstate motor carrier services of property within the 48 contiguous states of the United States, (y) intrastate motor carrier services of property in the states of Minnesota and Georgia, and (z) property brokerage services, as the term "broker" is defined in 49 U.S.C. ss.13102(2), and (iv) with respect to each of the Companies, general transportation services, warehousing and logistics and fulfillment services provided in connection with the foregoing.

         "Closing" has the meaning set forth in Section 2.6(a) of this Agreement.

         "Closing Balance Sheet" has the meaning set forth in Section 2.5(a)(i) of this Agreement.

         "Closing Certificate" has the meaning set forth in Section 2.5(a) of this Agreement.

         "Closing Date" has the meaning set forth in Section 2.6(a) of this Agreement.

         "Closing Date Accountant" has the meaning set forth in Section 2.5(a) of this Agreement.

         "Closing Date Purchase Price" has the meaning set forth in Section 2.3 of this Agreement.

         "Closing Date Retained Earnings Adjustment" has the meaning set forth in Section 2.5(a)(ii) of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "Company" or "Companies" has the meaning set forth in the introductory paragraphs to this Agreement.

         "Competing Business" has the meaning set forth in Section 3.26 of this Agreement.

         "Confidential Information" means any information or compilation of information not generally known to the public or the industry or which a Person has not disclosed to third parties without a written obligation of confidentiality, which is proprietary to a Person, relating to a Person's procedures, techniques, methods, concepts, ideas, affairs, products, processes and services, including, but not limited to, information relating to marketing, merchandising, selling, research, development, manufacturing, purchasing, accounting, engineering, financing, costs, customers, plans, pricing, billing, needs of customers and products and services used by customers, all lists of customers and their addresses, prospects, sales calls, products, services, prices and the like as well as any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, code books, manuals, trade secrets, knowledge, know-how, pricing strategies, operating costs, sales margins, methods of operations, financial statements, invoices or statements and the like.

         "Contract" means any agreement, lease (other than a lease of Leased Real Estate), license, contract, obligation, promise, commitment, arrangement, understanding or undertaking, instrument, document (whether written or oral and whether express or implied) of any type, nature or description that is legally binding but excluding leases of Leased Real Estate. As used herein, the word "Contract" shall be limited in scope if modified by an adjective specifying the type of contract to which this Agreement or a Section hereof refers.

         "Contract Air" has the meaning set forth in the introductory paragraphs of this Agreement.

         "Contract Air Shareholders" has the meaning set forth in the introductory paragraphs of this Agreement.

         "Contract Air Stock" has the meaning set forth in the Recitals to this Agreement.

         "Convertible Securities" means any and all securities convertible or exchangeable for (i) any shares of capital stock of a Company, including, without limitation, common stock, or (ii) any Debt Securities.

         "DSI" has the meaning set forth in the introductory paragraphs of this Agreement.

         "DSI Shareholder" has the meaning set forth in the introductory paragraph of this Agreement.

         "DSI Stock" has the meaning set forth in the Recitals to this Agreement.

         "Debt Instruments" has the meaning set forth in Section 3.29 of this Agreement.

         "Debt Securities" means any and all indebtedness issued by or on behalf of the Companies which constitutes a security under the Securities Act of 1933, as amended, except for indebtedness reflected in the financial statements of a Company or the Companies described on Schedule 3.12 hereto.

         "Director Indemnified Parties" has the meaning set forth in Section
5.27 of this Agreement.

         "Disclose" means to reveal, deliver, divulge, disclose, publish, copy, communicate, show or otherwise make known or available to any other Person, or in any way to copy, any of the Confidential Information of the Companies.

         "Earn-Out" has the meaning set forth in Section 2.2(a) of this Agreement.

         "Earn-Out Financial Statements" has the meaning set forth in Section 2.2(a) of this Agreement.

         "Earn-Out Period" has the meaning set forth in Section 2.2(a) of this Agreement.

         "Earn-Out Shortfall" has the meaning set forth in Section 2.2(a) of this Agreement.

         "Encumbrance" means and includes:

                  (i) with respect to any personal property, any intangible property or any property other than real property, any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement or lease or use agreement in the nature thereof, interest or other right or claim of third parties, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future; and

                  (ii) with respect to any real property (whether and including owned real estate or Leased Real Estate), any mortgage, lien, easement, interest, right-of-way, condemnation or eminent domain proceeding, encroachment, any building, use or other form of restriction, encumbrance or other claim (including adverse or prescriptive) or right of third parties (including Governmental Bodies), any lease or sublease, boundary dispute, and agreements with respect to any real property including: purchase, sale, right of first refusal, option, construction, building or property service, maintenance, property management, conditional or contingent sale, use or occupancy, franchise or concession, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future.

         "Environmental Consultant" has the meaning set forth in Section 5.23 of this Agreement.

         "Environmental Laws" means any and all Applicable Laws (i) regulating the use, treatment, generation, transportation, storage, control or disposal of any Hazardous Material, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss.1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C.ss. 1251 et seq.), the Clean Water Act (33 U.S.C.ss. 1251 et seq.), the Clean Air Act (42 U.S.C.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss. 2601 et seq.), the Minnesota Environmental Response and Liability Act (Minn. Stat. Ch. 115B), and the Minnesota Petroleum Tank Release Cleanup Act (Minn. Stat. Ch. 115C), and/or
(ii) relating to the protection, preservation or conservation of the environment and public or worker health and safety, all as existing, defined or interpreted as of the Closing Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agreement" has the meaning set forth in Section 2.4(b) of this Agreement.

         "Estimated Retained Earnings Adjustment" has the meaning set forth in
Section 2.2(b) of this Agreement.

         "Final Order" has the meaning set forth in Section 6.2 of this Agreement.

         "GAAP" means generally accepted accounting principles in the United States. When a provision of this Agreement contains a representation with respect to, or requires the application of, GAAP in reference to any financial statement or statements prepared before, on or after the date of this Agreement, the GAAP to be applied shall be that as consistently applied by the Companies.

         "Governmental Body" means any:

                  (i) nation, state, county, city, town, village, district or other jurisdiction of any nature;

                  (ii) federal, state, local, municipal, foreign or other government;

                  (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, board, commission, department, instrumentality, office or other entity, and any court or other tribunal);

                  (iv) multi-national organization or body; and/or

                  (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "Guaranty" has the meaning set forth in the introductory paragraphs to this Agreement.

         "Hazardous Materials" means any and all (i) dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances listed or identified in, or directly or indirectly regulated by, any Applicable Laws, including Environmental Laws, and (ii) any of the following, whether or not included in the foregoing: polychlorinated biphenyls, asbestos in any form or condition, urea-formaldehyde, petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel or mixtures thereof, nuclear fuels or materials, chemical wastes, radioactive materials, explosives and known possible carcinogens.

         "IRS" means the United States Internal Revenue Service.

         "Incentive" has the meaning set forth in Section 11.10 of this Agreement.

         "Indemnified Party" has the meaning set forth in Section 9.3 of this Agreement.

         "Indemnifying Party" has the meaning set forth in Section 9.3 of this Agreement.

         "Independent Accountants" has the meaning set forth in Section 2.5(f) of this Agreement.

         "Injunction" means any and all writs, rulings, awards, directives, injunctions (whether temporary, preliminary or permanent), judgments, decrees or orders (whether executive, judicial or otherwise) adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body.

         "Intellectual Property" means any and all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof; (ii) trademarks, service marks, trade dress, logos, trade names, assumed names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iv) mask works and all applications, registrations and renewals in connection therewith; (v) trade secrets and confidential business information (including ideas, research and development, know-how, technology, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (vi) computer software (including data and related software program documentation in computer-readable and hard-copy forms); (vii) other intellectual property and proprietary rights of any kind, nature or description, including web sites, web site domain names and other e-commerce assets and resources of any kind or nature; and (viii) copies of tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means, when used with respect to an individual, that that individual will be deemed to have "Knowledge" or "knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter; provided, however, that Knowledge of the Companies and/or the Shareholders of a particular fact or other matter shall be deemed to encompass the Knowledge of Gary A. Koch, Jack Duffey, Robert C. Carlson, David
C. Koch, James Such, R. G. Heydt or Timothy Anderson.

         "Koch" has the meaning set forth in Section 2.2(a)(vi) of this Agreement.

         "Leased Real Estate" has the meaning set forth in Section 3.17 of this Agreement.

         "Liability" or "Liabilities" means any and all debts, liabilities and/or obligations of any type, nature or description (whether known or unknown, asserted or unasserted, secured or unsecured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due).

         "Loss" or "Losses" has the meaning set forth in Section 9.1 of this Agreement.

         "MADSP" has the meaning set forth in Section 10.7 of this Agreement.

         "MGR" has the meaning set forth in the introductory paragraphs of this Agreement.

         "MGR Shareholders" has the meaning set forth in the introductory paragraphs of this Agreement.

         "MGR Stock" has the meaning set forth in the Recitals of this Agreement.

         "Material Adverse Effect" or "Material Adverse Change" means, in connection with any Person, any event, change or effect that is materially adverse, individually or in the aggregate, to the condition (financial or otherwise), properties, assets, Liabilities, revenues, income, business, operations, results of operations or prospects of such Person, taken as a whole.

         "Operating Contracts" has the meaning set forth in Section 3.16 of this Agreement.

         "Ordinary Course of Business" means an action taken by a Person if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

         "Overlap Period" has the meaning set forth in Section 10.2 of this Agreement.

         "PCB's" has the meaning set forth in Section 3.28(g) of this Agreement.

         "Party" or "Parties" has the meaning set forth in the introductory paragraphs of this Agreement.

         "Permits" means any and all permits, licenses, filings, authorizations, approvals, or indicia of authority (and any pending applications for approval or renewal of a Permit), to own, construct, operate, sell, inventory, disburse or maintain any asset or conduct any business as issued by any Governmental Body.

         "Person" means any individual, corporation (including any non-profit corporation), general, limited or limited liability partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Body.

         "Pre-Closing Period" has the meaning set forth in Section 3.9(b) of this Agreement.

         "Proceeding" means any suit, litigation, arbitration, hearing, audit, investigation or other action (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Purchase Price" has the meaning set forth in Section 2.2 of this Agreement.

         "Purchase Price Adjustments" has the meaning set forth in Section 2.2 of this Agreement.

         "Purchaser" has the meaning set forth in the introductory paragraphs of this Agreement.

         "QSST" has the meaning set forth in Section 3.9(c)(xi) of this Agreement.

         "Related Person" or "Related Persons" means, with respect to a particular individual:

                  (i) each other member of such individual's Family (as hereafter defined); and

                  (ii) any Affiliate of one or more members of such individual's Family.

                  With respect to a specified Person other than an individual:

                  (i) any Affiliate of such specified Person; and

                  (ii) each Person that serves as a director, governor, officer, manager, general partner, executor or trustee of such specified Person (or in a similar capacity).

          For purposes of this definition, the "Family" of an individual includes (A) such individual, (B) the individual's spouse, (C) any lineal ancestor or lineal descendant of the individual, or (D) a trust for the benefit of any of the foregoing.

         "Release" has the meaning set forth in Section 2.6(b)(xii) of this Agreement.

         "Response Period" has the meaning set forth in Section 2.5(e) of this Agreement.

         "Retained Earnings" means net income before taxes over the life of the Companies or a Company, less all income distributions to the Shareholders, computed in accordance with GAAP, as reflected on the balance sheets of the Companies or a Company as of a certain date.

         "Retained Earnings Adjustment" has the meaning set forth in Section 2.2(b) of this Agreement.

         "Rights" means any and all outstanding subscriptions, warrants, options, or other arrangements or commitments obligating or which may obligate (with or without notice or passage of time or both) a Company to issue or dispose of any securities of a Company including, without limitation, Convertible Securities, and Debt Securities.

         "Schedules" has the meaning set forth in the introductory paragraph to
Article 3 of this Agreement.

         "Shareholder" or "Shareholders" has the meaning set forth in the introductory paragraphs of this Agreement.

         "Shareholder Guarantee(s)" has the meaning set forth in Section 5.26 of this Agreement.

         "Shareholders' Agent" has the meaning set forth in the introductory paragraphs of this Agreement and whose appointment and powers are described in
Section 13.22 of this Agreement.

         "Shareholders' Representative" has the meaning set forth in Section
10.2 of this Agreement.

         "Stock" has the meaning set forth in the Recitals to this Agreement.

         "Stonepath" has the meaning set forth in the introductory paragraphs of this Agreement.

         "Supplement" has the meaning set forth in Section 13.21 of this Agreement.

         "Tax" or "Taxes" means any and all net income, gross income, gross revenue, gross receipts, net receipts, ad valorem, franchise, profits, transfer, sales, use, social security, Medicare, employment, unemployment, disability, license, withholding, payroll, privilege, excise, value-added, severance, stamp, occupation, property, customs, duties, real estate and/or other taxes, assessments, levies, fees or charges of any kind whatsoever imposed by any Governmental Body, together with any interest or penalty relating thereto.

         "Tax Matter(s)" has the meaning set forth in Section 10.2 of this Agreement.

         "Tax Return" or "Tax Returns" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including, without limitation, any schedule or attachment thereto, any amendment thereof, and any estimated report or statement.

         "Threatened" means that a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing, or any notice has been given in writing that would lead a reasonably prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter will, with substantial certainty, be asserted, commenced, taken or otherwise pursued in the future; provided, however, that the foregoing shall not include customer billing disputes in the Ordinary Course of Business.

         "Transactional Expenses" has the meaning set forth in Section 13.10 of this Agreement.

         "Use" means to appropriate any of the Confidential Information of a Company for the benefit of oneself or any other Person other than the Companies.

         "Year-End Statement" has the meaning set forth in Section 2.2(a) of this Agreement.

                                   ARTICLE 2

                        PURCHASE OF STOCK; PURCHASE PRICE

         2.1 Purchase and Sale of Stock. In reliance upon the representations, warranties and covenants contained in this Agreement as of the date hereof and on the Closing Date, the Purchaser agrees to purchase the Stock from the Shareholders, and the Shareholders agree to sell, transfer, convey, assign and deliver the Stock to the Purchaser on the terms and conditions set forth in this Agreement. Such sale, transfer, conveyance, assignment and delivery of the Stock shall convey good and marketable title to the Stock, free and clear of any and all Rights and Encumbrances, and at such time the Stock will be fully paid and non-assessable. At the Closing the Shareholders will deliver to the Purchaser certificate(s) evidencing the Stock duly endorsed in blank or with stock powers duly executed by the Shareholders.

         2.2 Purchase Price. The purchase price for the Stock shall be the aggregate of Seventeen Million Five Hundred Thousand Dollars ($17,500,000) (in cash as described in Section 2.3), plus or minus, as indicated, the sum of the following adjustments (collectively, the "Purchase Price Adjustments"):

                  (i) plus, the Earn-Out (as defined and as described in Section 2.2(a)); and

                  (ii) minus the Retained Earnings Adjustment (as defined and described in Section 2.2(b)), if any; and

                  (iii) minus, the Aggregate Transactional Expenses paid by the Companies (as set forth on Schedule 7.10).

         The aggregate sum of the $17,500,000 cash payment and the Purchase Price Adjustments shall be collectively referred to herein as the "Purchase Price." The Purchase Price shall be allocated among the Shareholders as follows:
(i) $9.5 million and the Earn-Out to the MGR Shareholders, (ii) $7.0 million to the DSI Shareholder, and (iii) $1.0 million to the Contract Air Shareholders. All allocations of the Purchase Price among the Shareholders of a Company shall be made pro-rata in accordance with such Shareholder's ownership in the issued and outstanding Stock of the applicable Company. The Aggregate Transactional Expenses paid by the Companies shall be allocated by the Shareholders' Agent to each Company in accordance with the portion of the Purchase Price allocated to that Company's Shareholders. In the event that there is an Estimated Retained Earnings Adjustment, the Retained Earnings Adjustment as described in Section 2.2(b) may result in a cash payment by either the MGR Shareholders or the Purchaser pursuant to Section 2.5 depending on whether the Estimated Retained Earnings Adjustment was over or understated, but in no event shall the Retained Earnings Adjustment increase the Purchase Price.

                  (a) Earn-Out. Annual cash payments to the MGR Shareholders in the aggregate maximum amount of $17 million may be earned by the MGR Shareholders (the "Earn-Out") for the years 2002 through 2005 in accordance with the following schedule:

                                 Year                  Amount
                                 ----                  ------
                                 2002                $3,000,000
                                 2003                $5,000,000
                                 2004                $5,000,000
                                 2005                $4,000,000

         The annual cash payments will be remitted to the MGR Shareholders upon the completion of combined supplemental financial statements of the Companies derived from the audited consolidated financial statements of Stonepath for each of the 2002, 2003, 2004 and 2005 calendar years (the "Earn-Out Financial Statements"). The Earn-Out Financial Statements shall be completed concurrently with and as a part of the audited consolidated financial statements of Stonepath as soon as reasonably practicable after the end of such calendar years, but in no event shall such Earn-Out Financial Statements, and the Earn-Out payments and computations of the Earn-Out due thereunder, be delivered and remitted (to the Shareholders' Agent and its counsel in accordance with the notice provisions set forth in Section 13.5 of this Agreement) later than ninety (90) days after such applicable calendar year-end (the "Year-End Statement").

                  (i) Payment of each annual installment of the Earn-Out is contingent upon the Companies reporting combined net income before Taxes of at least $6.0 million for each applicable Earn-Out year set forth above. For purposes of computing the net income of the 2002 calendar year in connection with the Earn-Out, the Purchaser, Stonepath and the Shareholders agree that the net income of the period commencing on the Closing Date to and through December 31, 2002 shall be utilized for determining the 2002 Earn-Out net income of the Companies. To the extent the reported combined net income before Taxes falls below $6.0 million (the "Earn-Out Shortfall") for any Earn-Out year, the Earn-Out payment with respect to that Earn-Out year will be reduced on a dollar-for-dollar basis to the extent of the Earn-Out Shortfall. In the event that an Earn-Out Shortfall occurs with respect to any Earn-Out year and the combined net income before Taxes of the Companies for any other Earn-Out year (whether before or after the Earn-Out year with respect to which the Earn-Out Shortfall has occurred) exceeds $6.0 million, the amount of such excess combined net income before Taxes shall be applied to reduce such Earn-Out Shortfall;) provided that the amount of any such excess so used shall not be available for further application pursuant to this sentence. Solely for the purposes of determining the combined net income before Taxes of the Companies, Stonepath and the Purchaser covenant and agree that during the calendar years 2001, 2002, 2003, 2004 and 2005 (the "Earn-Out Period") (A) the
         Companies will continue to be operated (including structure and cost base) in a manner substantially similar in all material respects to the operations of the Companies under the Shareholders prior to the Closing Date, and (B) any material changes to corporate operations, structure or cost base will not be undertaken without the prior written consent of the Shareholders' Agent, provided, in the event of any departure from the requirements of (A) or (B) in any Earn-Out year, as the sole remedy (other than the proviso which immediately follows) of the Shareholders for such departure, the combined net income before Taxes of the Companies for such Earn-Out year and all subsequent Earn-Out years shall be calculated as if such departure had not occurred; provided, further, however, in the event that the departure from the requirements of (A) or (B) in any Earn-Out year results in a material alteration of the financial statements of the Companies such that the financial results needed for the Earn-Out cannot be reasonably or equitably determined due to such departure, the Earn-Out for such year shall be deemed to be earned by the Shareholders. The combined net income before Taxes of the Companies for purposes of the Earn-Out shall be determined without offset for: (x) any overhead or management charges which may otherwise be charged by Stonepath, the Purchaser, or any Affiliate (other than the Companies) of Stonepath or the Purchaser; (y) any amortization or depreciation of acquisition goodwill or the step-up in basis of depreciable assets resulting from the transactions contemplated by this Agreement; and (z) any depreciation, amortization, interest or other direct charges against net income to the extent associated with capital expenditures which cumulatively exceed $2 million following the Closing. Additionally, the expenses associated with any additional operational management or employees initiated by Stonepath (other than (x) replacements of such management or employees who have left employment with a Company or (y) those that are approved in writing by the Shareholders' Agent) shall be added back to combined net income before Taxes of the Companies for purposes of computing the Earn-Out.

                  (ii) The Earn-Out shall be allocated by the pro-rata ownership of the MGR Stock at the Closing among the MGR Shareholders.

                  (iii) In furtherance of the foregoing, (x) Stonepath, on behalf of itself, its successors and assigns and the Purchaser, and (y) the Purchaser agrees to the following with respect to their conduct of the Business of the Companies during the Earn-Out Period:

                           (A) Without the prior written consent of the
                  Shareholders' Agent, the Companies may not be sold or otherwise transferred (by merger, consolidation, exchange, the sale of all or substantially all of the assets or a transaction of similar effect) during the Earn-Out Period except under the following circumstances: (x) if the Companies are sold for a sales price of $34.5 million or more, upon the closing of any such sale, the full amount of the Earn-Out due for the remaining Earn-Out Period following the date of sale shall be accelerated and paid in conjunction with such sale; or (y) if the Companies are sold for a sales price of less than $34.5 million, the amount of the sales price of the Companies received or to be received in cash or property by the selling Person which exceeds the sum of (i) the Closing Date Purchase Price, and (ii) the Earn-Out payments made to the Shareholders through the date of sale, shall be accelerated and paid to the Shareholders concurrently upon such sale, to the extent of the remaining Earn-Out due to the Shareholders (with a maximum amount accelerated equal to the balance of such sales price), and any balance of the Earn-Out due to the Shareholders shall be assumed by the purchaser of the Companies on specifically the same terms and conditions agreed to by Stonepath and the Purchaser hereunder (including, without limitation, the undertaking not to alter the stand-alone operations of each of the Companies). The foregoing shall be subject to an allocation of an acceleration of the Earn-Out in the event any one or two of the Companies are sold or otherwise transferred, based upon the percentage of the Closing Date Purchase Price received by the Shareholders of the Company or Companies being sold or otherwise transferred.

                           (B) No existing customer or customer accounts, or
                  accounts generated by the Companies after the Closing, which otherwise could be serviced by the Companies shall be diverted to any Affiliate of Stonepath or the Purchaser without adequate financial provision, reasonably acceptable to the Shareholders' Agent, being made to appropriately credit the Companies as if they had performed the service for purposes of computing the Earn-Out.

                  (iv) Upon and after receipt of the Year-End Statement by the Shareholders' Agent and its counsel, the Shareholders' Agent shall have not more than thirty (30) days after receipt of any such statement to review the Purchaser's books and records (which review will include the complete cooperation of the Purchaser and Stonepath and full access to the books, records and personnel consistent, when applied to access allowed to the Shareholders' Agent, with the access provisions of
         Section 5.1 of this Agreement) pertinent to the computations arising under this Section 2.2 and (A) dispute the accuracy of such statement and/or (B) object to a departure described in Section 2.2(a)(i) above, by written notice of dispute to Stonepath and the Purchaser in accordance with the notice provisions of this Agreement. In the event that the Shareholders' Agent does not dispute such statement or a departure in Section 2.2(a)(i) above within such thirty (30) day period, the Shareholders' Agent and the Shareholders shall be deemed to have waived his and their right to contest the statement and the departure (as to that Year End Statement only), notwithstanding any contrary provision of this Agreement. In the event that the Shareholders' Agent and the Purchaser are unable to resolve the disputed matter which involves the accuracy of the statement and does not assert a departure described in Section 2.2(a)(i) above within fifteen (15) days after the Shareholders' Agent's notice is received, the Parties shall submit the matter to the Independent Accountants described in Section 2.5(f) for a final determination under the rules and procedures set forth in that section, which determination shall be final and binding upon the Parties. In the event the dispute involves a departure described in Section 2.2(a)(i) above, the matter, if unresolved in such fifteen (15) day period, shall be submitted to arbitration as set forth in Section 9.4 hereof.

                  (v) Subject to the provisions of Section 2.4, neither Stonepath, the Purchaser nor any of their Affiliates, successors or assigns shall have a right to (or a right to exercise) offset or recoupment (either pursuant to this Agreement or under Applicable Law) any amounts claimed against the Shareholders for indemnification of a Loss or Losses pursuant to Article 9 or any other provision of this Agreement or the Ancillary Documents.

                  (vi) Gary A. Koch ("Koch") is anticipated to be employed by MGR after the Closing pursuant to the executive employment agreement described in Section 5.28 and set forth as Exhibit G of this Agreement. In the event that Koch voluntarily resigns, other than for "good reason" or is terminated for "cause" (as the terms "good reason" and "cause" are defined in his executive employment agreement) during the three (3) year employment term of his executive employment agreement, Koch will forfeit his pro-rata portion of any remaining Earn-Out earnings and payments, (which, however, shall accrue through the date of termination). The Earn-Out payments due to the remaining MGR Shareholders shall not be affected by Koch's termination. Stonepath and/or the Purchaser shall have no claim or right solely by virtue of Koch's voluntary or involuntary termination to claim any Earn-Out amount earned by and/or paid to Koch for any period of time prior to the date of his termination. The foregoing, however, shall not in any way affect MGR's rights against Koch arising out of his employment by MGR.

                  (b) Retained Earnings Adjustment. The "Retained Earnings Adjustment" shall be equal to the amount, if any, by which (i) the aggregate amount of the Companies' Retained Earnings as reported on the consolidated Closing Balance Sheet (reporting each of the Companies in the aggregate), is less than (ii) $3,000,000. The adjustments required under this Agreement to compute the aggregate Retained Earnings of the Companies on the Closing Date for purposes of, among other things, preparation of the Closing Certificate are set forth in Section 2.5 hereof. The estimated amount of the Retained Earnings Adjustment (the "Estimated Retained Earnings Adjustment") shall be jointly agreed upon between the Shareholders' Agent and the Purchaser in good faith prior to the Closing and the Estimated Retained Earnings Adjustment, if any, shall be withheld from the amount payable to the MGR Shareholders at the Closing (pursuant to Section 2.2(ii)) and reconciled to the aggregate amount of the Retained Earnings of the Companies set forth on the Closing Balance Sheet in accordance with Section 2.5 hereof.

         2.3 Payment of Purchase Price on the Closing Date. The Purchase Price to be paid to the Shareholders on the Closing Date shall be calculated as follows:

                  (i) $9.5 million, less: (A) 76.81% of the paid Aggregate Transactional Expenses, and (B) the Estimated Retained Earnings Adjustment to the MGR Shareholders;

                  (ii) $7.0 million, less 20.29% of the paid Aggregate Transactional Expenses to the DSI Shareholder; and

                  (iii) $1.0 million, less 2.9% of the paid Aggregate Transactional Expenses to the Contract Air Shareholders.

         The sum of the foregoing shall be the "Closing Date Purchase Price." The Closing Date Purchase Price shall be paid in cash at and upon the Closing by wire transfer of immediately available funds to the accounts designated in writing by the Shareholders at least three (3) business days prior to the Closing Date.

         2.4 Escrow of Indemnification Claims.

                  (a) Right of Offset/Recoupment. In the event that the Purchaser asserts a claim for a Loss or Losses pursuant to the provisions of Article 9 hereof and such amount is not paid by the Shareholders as required under this Agreement, the Purchaser may exercise a right of offset and/or recoupment against the Earn-Out payments due to the MGR Shareholders (notwithstanding the provisions of Section 2.2(a)) but only pursuant to the provisions of this Section
         2.4. The Purchaser acknowledges and agrees that no right of offset and/or recoupment with respect to a breach or inaccuracy of any representation or warranty under this Agreement or any Ancillary Document, which is subject to the Basket Amount, may be made unless and until the Basket Amount set forth in Section 9.1 is fully utilized in accordance with its terms. Such offset and/or recoupment, if exercised by the Purchaser in the manner contemplated herein, shall be strictly limited to the Purchaser's reasonably estimated and fully documented amount of such Loss or Losses, which estimate and all documentation associated therewith shall be promptly provided to the Shareholders' Agent upon the assertion of the offset and/or recoupment by the Purchaser.

                  (b) Escrow. In the event that the Purchaser determines that it has a right of offset and/or recoupment against the MGR Shareholders as described in paragraph (a) immediately above, the Purchaser shall (i) send notice to the Shareholders' Agent in accordance with the notice provisions of this Agreement that it intends to assert a right of offset and/or recoupment hereunder, and (ii) deposit the estimated amount of the Loss or Losses asserted by the Purchaser to be subject to offset and/or recoupment with the escrow agent under the escrow agreement attached hereto as Exhibit I to this Agreement (the "Escrow Agreement"). Any such payment made to such escrow agent under the Escrow Agreement shall constitute a payment against any amount due to the MGR Shareholders (or their successors and assigns), including any Earn-Out payment, and shall be fully credited against the amount to be paid thereunder and no breach or default under this Agreement or any Ancillary Documents will be asserted by the MGR Shareholders (or their successors and assigns), the other Shareholders or the Shareholders' Agent; provided, however, that any such payment must be made on a timely basis in accordance with this Agreement and the Ancillary Documents. The escrow account shall be governed by the terms of the Escrow Agreement

         2.5 Determination of Purchase Price Adjustments; Closing Balance Sheet; Final Payment.

                  (a) Promptly following the Closing Date (but in any event within ninety (90) days after the Closing Date), the Shareholders' Agent, on behalf of the Shareholders shall cause to be prepared and delivered to the Purchaser a certification (the "Closing Certificate") prepared by Dixon, Dahl & Nollenberger (the "Closing

         Date Accountant"). The Closing Certificate shall include:

                           (i) A closing balance sheet (the "Closing Balance
                  Sheet") prepared in accordance with Section 2.5(d) of this Agreement;

                           (ii) A calculation and comparison of (x) an amount
                  equal to (A) the consolidated Retained Earnings of the Companies set forth on the Closing Balance Sheet, less (B) $3,000,000 (the "Closing Date Retained Earnings Adjustment"), and (y) the amount of the Estimated Retained Earnings Adjustment. In the event that:

                                    (A) The Closing Date Retained Earnings
                           Adjustment is less than the Estimated Retained Earnings Adjustment, then the Purchase Price is reduced by the amount of such difference and shall be due to the Purchaser;

                                    (B) The Closing Date Retained Earnings
                           Adjustment exceeds the Estimated Retained Earnings Adjustment, then the Purchase Price is increased by the amount of such difference (but not by an amount in excess of the Estimated Retained Earnings Adjustment) and shall be due to the MGR Shareholders;

                           (iii) The foregoing increase or decrease to the
                  Purchase Price shall be summarized and computed in the aggregate as either an amount (A) due to the Purchaser, or (B) due to the MGR Shareholders, with interest thereon computed in accordance with Section 2.5(g);

                           (iv) Copies of all supplementary documents, work
                  papers, and other data relating to the Closing Certificate;
                  and

                           (v) Such other supplementary evidence as the
                  Purchaser may require either prior to or after delivery of the Closing Certificate.

                  (b) In connection with the preparation of the Closing Balance Sheet and all other matters arising under the Closing Certificate, the Purchaser shall afford the Shareholders' Agent and its representatives complete access to the books, records, personnel and facilities of or pertaining to the Companies to permit the Closing Date Accountant to review such information as is necessary or desirable to prepare the Closing Balance Sheet and all other statements arising under the Closing Certificate.

                  (c) The Closing Balance Sheet shall include the report of the Closing Date Accountant (substantially in the form of Exhibit C-1 hereto), based on the consolidated Balance Sheet of the Companies as of the opening of business on the Closing Date in accordance with GAAP consistently applied by the Companies (including any change in accounting methods or principles disclosed in any Schedule or Supplement) and without giving effect to the consummation of the transactions contemplated hereby. The itemized calculations required by Section 2.5(a)(ii) shall be presented and calculated in accordance with Exhibit C-2 hereto.

                  (d) The Closing Date Accountant's report on the Closing Balance Sheet shall be unqualified, except for the modifications to GAAP mandated by this Agreement for the proper presentation and calculation of the matters required to be included with and in the Closing Certificate. The expense of the preparation of the Closing Balance Sheet by the Closing Date Accountant shall be borne by the Shareholders. The Parties hereby acknowledge and agree that, regardless of whether it is otherwise required by GAAP, or whether it is inconsistent with the past accounting practices of the Companies, the Closing Balance Sheet shall not contain accruals for the expenses associated with the preparation of the Closing Balance Sheet.

                  (e) If the Purchaser concludes that any matter reported in the Closing Certificate is not accurate, the Purchaser shall, within thirty
         (30) days after its receipt of the Closing Certificate (the "Response Period"), deliver to the Shareholders' Agent a written statement setting forth a specific description of each of its objections and each of any discrepancies believed to exist. If no notice of any objections or discrepancies is given within the Response Period, then the calculations set forth in the Closing Certificate shall be controlling for all purposes of this Agreement, and the Purchaser or the Shareholders, as the case may be, shall pay the other the amount which such Party is obligated to pay in accordance with the Closing Certificate pursuant to Section 2.5(g) below.

                  (f) The Purchaser and the Shareholders' Agent shall use good faith efforts to jointly resolve the properly noticed objections and discrepancies within fifteen (15) days of the receipt of the written statement of objections and discrepancies, which resolution, if achieved, shall be fully and completely binding upon all Parties to this Agreement and not subject to further review, appeal, or dispute. If the Purchaser and the Shareholders' Agent are unable to resolve the objections and discrepancies to their mutual satisfaction within such fifteen (15) day period, then the matter shall be submitted to a mutually acceptable accounting firm of national reputation (the "Independent Accountants"). In submitting a dispute to the Independent Accountants, each of the Parties shall concurrently furnish, at its own expense, to the Independent Accountants and the other Party such documents and information as the Independent Accountants may request. Each Party may also furnish to the Independent Accountants such other information and documents as it deems relevant, with copies of such submission and all such documents and information being concurrently given to the other Party. Neither Party shall have or conduct any communication, either written or oral, with the Independent Accountants without the other Party either being present or receiving a concurrent copy of any written communication. The Independent Accountants may conduct a conference concerning the objections and disagreements between the Shareholders' Agent and the Purchaser, at which conference each Party shall have the right to (i) present its documents, materials and other evidence (previously provided to the Independent Accountants and the other Party), and (ii) have present its or their advisors, accountants and/or counsel. The Independent Accountants shall promptly (but not to exceed thirty (30) days from the date of engagement of the Independent Accountants) render a decision on the issues presented, and such decision shall be final and binding on all of the Parties to this Agreement.

                  (g) Within five (5) business days of the (i) end of the Response Period, in the event Purchaser does not object to the Closing Certificate within the Response Period, or (ii) receipt of the Independent Accountant's decision with respect to and in the event of a dispute, if the Purchaser is determined to owe an amount to the MGR Shareholders, the Purchaser shall pay such amount in cash to the MGR Shareholders, and if the MGR Shareholders are determined to owe an amount to the Purchaser, the MGR Shareholders shall pay such amount in cash to the Purchaser. All amounts owed by the Purchaser or the MGR Shareholders to the other(s) in accordance with this Section 2.5 shall be paid by certified or bank cashier's check or by wire transfer of immediately available funds with interest computed thereon from the Closing Date at the prime rate charged on the date the payment becomes due by U.S. Bank National Association, Minneapolis, Minnesota.

         2.6 Closing and Closing Deliveries.

                  (a) Closing and Closing Date. Subject to the satisfaction or waiver of the conditions precedent contained in Articles 6, 7 and 8 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at a mutually agreed time after (i) all consents and approvals required to consummate the transactions contemplated hereby have been received from any Governmental Body, and
         (ii) all other conditions to the Closing have been duly satisfied or waived in writing, at the offices of Briggs and Morgan, Professional Association, 2400 IDS Center, Minneapolis, Minnesota, 55402, and shall be as of the opening of business on such day. Such date is referred to in this Agreement as the "Closing Date."

                  (b) Documents to be Delivered by the Shareholders. At the Closing, the Shareholders shall execute (or cause to be executed on their behalf), where necessary or appropriate, and deliver to the Purchaser each and all of the following:

                           (i) A bring-down certificate in the form of Exhibit D
                  hereto signed by the Shareholders and the Companies, and dated as of the Closing Date;

                           (ii) The certificates evidencing the Stock duly
                  endorsed by the Shareholders in blank or accompanied by assignments separate from certificate duly endorsed in blank and the minute book and stock book for each Company;

                           (iii) A copy certified by the Secretaries of the
                  Companies of the duly adopted resolutions of the Boards of Directors of each Company approving this Agreement and authorizing the execution and delivery of this Agreement;

                           (iv) The Estimated Retained Earnings Adjustment;

                           (v) The fully-executed termination of all Shareholder
                  agreements;

                           (vi) The Escrow Agreement executed by the
                  Shareholders' Agent;

                           (vii) The employment agreements described in Section
                  7.9;

                           (viii) The executed landlord/lessor estoppel
                  certificates for each Leased Real Estate Lease as set forth and disclosed on Schedule 3.16 and as described in Section 5.21;

                           (ix) Delivery of any consents obtained or approvals
                  required hereunder;

                           (x) A duly executed written opinion letter by counsel
                  for the Shareholders and the Companies dated as of the Closing Date, addressed to the Purchaser, as contemplated by Section
                  7.5 of this Agreement;

                           (xi) Duly executed resignations of those officers and
                  directors of the Companies as determined and confirmed by the Purchaser in writing within three (3) days prior to the Closing Date, effective as of the Closing Date;

                           (xii) A Mutual Release in the form of Exhibit E
                  hereto duly executed by the Shareholders (the "Release");

                           (xiii) Certificates of good standing for (A) the
                  Companies dated within five (5) days of the Closing Date issued by the Secretary of State of Minnesota, and (B) each Company dated within fifteen (15) days of the Closing Date issued by each jurisdiction in which such Company is qualified to do business;

                           (xiv) Evidence satisfactory to the Purchaser that the
                  Encumbrances and interests in the Stock have been terminated on or before the Closing Date;

                           (xv) The termination documents for the guarantees
                  described in Section 5.22;

                           (xvi) The transfer and conveyance documents
                  evidencing ownership of MGR of the corporate names "Air Plus Logistics" and "Fulfillment Logistics;" and

                           (xvii) Such other documents and items as are
                  reasonably necessary or appropriate to effect the consummation of the transactions contemplated hereby or which may be customary under local law.

                  (c) Documents to be Delivered by the Purchaser. At the Closing, the Purchaser shall execute, where necessary or appropriate, and deliver to the Shareholders' Agent each and all of the following:

                           (i) Payment of the Closing Date Purchase Price;

                           (ii) A bring-down certificate in the form of Exhibit
                  F hereto signed by a duly authorized officer of the Purchaser and Stonepath, and dated as of the Closing Date;

                           (iii) A copy certified by the Secretary of the
                  Purchaser of the duly adopted resolutions of the Board of Directors of the Purchaser approving this Agreement and the Ancillary Documents and authorizing the execution and delivery of this Agreement and the Ancillary Documents to be executed and/or delivered by the Purchaser pursuant hereto, and the consummation of the transactions contemplated hereby and thereby;

                           (iv) A duly executed written opinion letter by
                  counsel for the Purchaser, dated as of the Closing Date, addressed to the Shareholders' Agent and the Shareholders, as contemplated by Section 8.4 of this Agreement;

                           (v) The Release duly executed by the Purchaser and
                  Stonepath;

                           (vi) The Estimated Retained Earnings Adjustment;

                           (vii) The Escrow Agreement executed by the Purchaser;

                           (viii) The Guaranty executed by Stonepath;

                           (ix) A certification by an officer of Stonepath that
                  the fairness opinion described in Section 6.3 has been rendered and delivered to Stonepath;

                           (x) A copy of the Audited Financial Statements
                  described in Section 5.25;

                           (xi) Receipt by the Shareholders of any termination
                  of the guarantees described in Section 5.26 which are obtained prior to the Closing Date; and

                           (xii) The management incentive program described in
                  Sections 8.7 and 11.10;

                           (xiii) Such other documents and items as are
                  reasonably necessary or appropriate to effect the consummation of the transactions contemplated hereby or which may be customary under local law.

                                   ARTICLE 3

      REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE SHAREHOLDERS

         As an inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Companies and (x) the MGR Shareholders solely with respect to MGR, (y) the DSI Shareholder solely with respect to DSI, and (z) the Contract Air Shareholders solely with respect to Contract Air, each represent and warrant to the Purchaser that each and all of the following representations and warranties (as modified by (i) the express terms of this Agreement, (ii) the disclosure schedules delivered to the Purchaser contemporaneously with the execution and delivery of this Agreement (the "Schedules"), and (iii) any Supplement delivered by the Shareholders and not objected to by the Purchaser pursuant to Section 13.21 of this Agreement) are true and correct as of the date of this Agreement (except for the representations and warranties set forth in Sections 3.27 and 3.28 (other than Section 3.28(e)), and any other representations and warranties which independently cover the subject matters addressed by Sections 3.27 and 3.28 (other than Section 3.28(e)) such as, without limitation, Section 3.15, but only to the extent such other representations and warranties independently cover such subject matters) and that each and all of such representations and warranties (including those set forth in Sections 3.27 and 3.28) will be true and correct as of the Closing Date. The Schedules shall be arranged by the applicable Companies in paragraphs corresponding to the sections and subsections contained in this Article 3. When, in this Agreement, the Companies and the Shareholders make representations and warranties with respect to a particular fact or matter, the Companies' and the Shareholders' representation and/or warranty shall be deemed to be applicable only to (A) and made only by, the specific Company that is representing as to itself and (X) the representations and warranties applicable to the Company in which a Shareholder has a direct interest as a shareholder of that Company.

         3.1 Organization. The Companies are corporations duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Companies have all requisite power and authority, corporate and otherwise, to own, operate and lease their properties and assets and to conduct their respective Businesses as they are now being conducted. As set forth in Schedule 3.1, the Companies are duly qualified to transact business as foreign corporations and are in good standing under the laws of every state or jurisdiction in which the nature of their activities or of their properties owned, leased or operated makes such qualification necessary and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on the Companies.

         3.2 Capitalization. The capital stock of the Companies consists of: (i) with respect to MGR, 250,000 authorized shares of voting common stock, no par value per share, of which 17,700 shares are issued and outstanding, (ii) with respect to DSI, 250,000 authorized shares of voting common stock, no par value per share, of which 10,000 shares are issued and outstanding, and (iii) with respect to Contract Air, 250,000 authorized shares of voting common stock, no par value per share, of which 17,700 shares are issued and outstanding. Except as set forth on Schedule 3.2, all of the Stock (w) is owned beneficially and of record by the Shareholders in accordance with Exhibit A to this Agreement, (x) is free and clear of all Rights and Encumbrances, (y) is validly issued, fully paid and nonassessable and not subject to any preemptive or other rights created by statute, and (z) has been issued in compliance with all applicable securities laws. None of the Stock has been issued in violation of the rights of any Person. Except as set forth on Schedule 3.2 hereto, as of the date hereof, (i) there are no Convertible Securities or Debt Securities outstanding, (ii) there are no Rights outstanding, and (iii) there are no shareholder agreements or other agreements, understandings or commitments relating to the rights of a Shareholder to vote or dispose of the Stock. Except as set forth in Schedule 3.2, there is no outstanding vote, plan, pending proposal, or right of any Person to cause any redemption of the Stock or the merger or consolidation of any Company with or into any other Person. At the Closing, the Purchaser shall acquire good title to the Stock, free and clear of all Rights and Encumbrances.

         3.3 Due Authorization. The execution, delivery and performance of this Agreement and the Ancillary Documents to be executed and/or delivered by the Companies, the

Shareholders' Agent and/or the Shareholders pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Companies and the Shareholders. This Agreement and the Ancillary Documents to be executed and/or delivered by the Companies, the Shareholders' Agent and/or the Shareholders pursuant to this Agreement have been or will be on or before the Closing Date duly and validly authorized, executed and delivered by the Companies, the Shareholders' Agent and/or the Shareholders and the obligations of the Companies, the Shareholders' Agent and/or the Shareholders hereunder and thereunder are or will be upon such execution and delivery valid, legally binding and enforceable against the Companies, the Shareholders' Agent and the Shareholders in accordance with their respective terms.

         3.4 No Breach. Except as set forth on Schedule 3.4 hereto, the Shareholders each have full power and authority to sell, assign, transfer, convey and deliver to the Purchaser the Stock to be sold hereunder and each of the Companies, the Shareholders and the Shareholders' Agent have full power and authority to otherwise perform their respective obligations under this Agreement and the Ancillary Documents to be executed and/or delivered by them pursuant hereto. The execution and delivery of this Agreement and the Ancillary Documents to be executed and/or delivered by the Companies, the Shareholders and the Shareholders' Agent pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the articles of incorporation or bylaws (or comparable governing documents or instruments) of the Companies, (ii) violate any Applicable Laws or Injunction applicable to the Companies, the Shareholders' Agent or the Shareholders, (iii) except as provided in Schedule 3.4 hereto, require any filing with, Permit from, authorization, consent or approval of, or the giving of any notice to, any Person, (iv) except as provided in Schedule 3.4 hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another Party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit (including, but not limited to, any Permits, approvals or authorizations of any Governmental Body), lease or other Contract to which the Companies, the Shareholders' Agent and/or the Shareholders is a Party, or by which they or any of their properties or assets may be bound, or (v) except as set forth on Schedule 3.4 hereto, result in the creation or imposition of any Encumbrance on any of the properties or assets of the Companies, the Shareholders' Agent or the Shareholders.

         3.5 Clear Title. Except as otherwise set forth on Schedule 3.5 hereto, on the Closing Date, (i) the Companies hold good and valid title to their assets that are tangible assets, (ii) all of the interests of the Companies in and to their assets that are intangible assets are valid and enforceable, (iii) the Companies hold good and valid title to their assets, and valid and enforceable interests in, their assets that are mixed assets, (iv) the Companies hold valid and enforceable leasehold interests in the Leased Real Estate and all leased non-real estate assets, (v) the assets and leasehold interests of the Companies are free and clear of any and all Encumbrances, and (vi) no Person other than the Companies is in possession of any of the assets of the Companies.

         3.6 Condition of Assets; Excluded Assets. Except as set forth in
Schedule 3.6 hereto, all of the Companies' properties and assets (i) have in all material respects been properly maintained, (ii) are in all material respects in good operating condition and repair, subject only to ordinary wear and tear, (iii) are usable and fit for their intended purpose, and
(iv) are all the assets used to operate, and necessary to operate, the Companies' Business as currently conducted. Schedule 3.6 also sets forth a list of personal assets of Koch which are on loan without charge to and used by the Companies; such assets are not conveyed hereunder and shall remain Koch's personal assets.

         3.7 Litigation. Except as described in Schedule 3.7 hereto, there is no pending Proceeding:

                  (a) to which any of the Companies is a party;

                  (b) that has been commenced by or served upon the Companies;

                  (c) of which the Companies or the Shareholders have Knowledge (other than any Proceeding which generally affects the business of all Persons conducting business similar to the Companies and in which the Companies are not named defendants); or

                  (d) to the Companies' or the Shareholders' Knowledge, that challenges, or that will have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

To the Knowledge of the Shareholders or the Companies, no such Proceeding has been Threatened. Except as provided in Schedule 3.7 hereto, to the Shareholders' or the Companies' Knowledge, the Companies have not been notified and are not Parties to or subject to the provisions of any Injunction.

3.8 Labor Matters. Except as set forth on Schedule 3.8, the Companies have never been Parties to any collective bargaining agreements or other labor Contracts and there has never been, and there is not presently pending or existing, and to the Knowledge of the Companies or the Shareholders, there is not Threatened, (i) any strike, slowdown, walkout, picketing, work stoppage, labor arbitration or other Proceeding in respect of the grievance of any employee, (ii) any application or complaint filed by any employee or union with the National Labor Relations Board, or any comparable Governmental Body, (iii) any organizational activity or other labor dispute against or affecting the Companies, and no application for certification of a collective bargaining agreement is pending or, to the Knowledge of the Shareholders or the Companies, is Threatened. Except as set forth on Schedule 3.8, there is no lockout of any employees by the Companies and no such action is contemplated by the Companies. Except as set forth in Schedule 3.8 hereto, there is no allegation, charge, complaint or Proceeding pending or, to the Knowledge of the Companies or the Shareholders, Threatened by any Person against the Companies or any of their current or former officers, directors or employees relating to employment, equal employment opportunity, discrimination, harassment, wrongful discharge, unfair labor practices, immigration, wages, hours, benefits, collective bargaining, the payment of social security or similar Taxes, occupational safety and health or plant closing. Except as set forth in Schedule 3.8 hereto, the Companies are in material compliance with all Applicable Laws relating to employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar Taxes, and none of them are engaged in any unfair labor practice.

         3.9 Tax Matters.

                  (a) Tax Returns. The Companies have timely filed or caused to be timely filed or will timely file or cause to be timely filed with the appropriate taxing authorities all Tax Returns that are required to be filed by, or with respect to, the Companies on or prior to the Closing Date. The Tax Returns have accurately reflected and will accurately reflect all Liability for Taxes of the Companies for the periods covered thereby. Schedule 3.9(a) lists all income Tax Returns filed with any Governmental Body with respect to the Companies for the taxable periods ended on or after December 31, 1997. Except as set forth in Schedule 3.9(a), no claim has ever been made by a Governmental Body in a jurisdiction where any of the Companies is or may be subject to taxation by that jurisdiction.

                  (b) Payment of Taxes. All Taxes and Tax Liabilities of the Companies for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on the day immediately preceding the Closing Date ("Pre-Closing Period") have been timely paid or accrued and adequately disclosed and fully provided for on the books and records of the Companies in accordance with GAAP. Except as set forth in Schedule 3.9(b), all Taxes that the Companies are required by Applicable Law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate Governmental Body to the extent due and payable.

                  (c) Other Tax Matters.

                           (i) Except as set forth on Schedule 3.9(c)(i), the
                  Companies have not been the subject of a dispute or claim or an audit or other examination of Taxes by the Tax authorities of any Governmental Body, nor have the Companies received any notices from any such Taxing authority relating to any issue which could affect the Tax Liability of the Companies.
                  Schedule 3.9(c)(i) also includes a list of all Tax examination reports and statements of deficiencies assessed against or agreed to by the Companies since January 1, 1996, each of which has been provided to the Purchaser. Except as set forth in Schedule 3.9(c)(i), there are no matters under discussion with any Governmental Body with respect to Taxes that are likely to result in any additional Liability for Taxes.

                           (ii) Except as set forth on Schedule 3.9(c)(ii),
                  neither the Shareholders nor any predecessor shareholder of the Companies or the Companies have, as of the Closing Date,
                  (A) entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Companies, or (B) are presently contesting the Tax Liability of the Companies before any court, tribunal or agency.

                           (iii) The Companies have not been included in any
                  "consolidated," "unitary" or "combined" Tax Return provided for under Applicable Law with respect to Taxes for any taxable period for which the statute of limitations has not expired.

                           (iv) All Taxes which the Companies are (or were)
                  required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

                           (v) The Companies are not "United States real
                  property holding corporations" within the meaning of Section 897(c)(2) of the Code.

                           (vi) There are no Tax sharing, allocation,
                  indemnification or similar agreements in effect as between the Companies, or any predecessor or Affiliate thereof, and any other Party (including the Shareholders and any predecessors or Affiliates thereof) under which the Purchaser or the Companies could be liable for any Taxes or other claims of any Person.

                           (vii) The Companies have not applied for, been
                  granted, or agreed to any accounting method change for which they will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding Tax laws of any nation, state or locality.

                           (viii) No election under Section 341(f) of the Code
                  has been made or shall be made prior to the Closing Date to treat the Companies as consenting corporations, as defined in
                  Section 341 of the Code.

                           (ix) The Companies are not Parties to any agreement
                  that would require them to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

                           (x) The Companies have been validly electing S
                  corporations within the meaning of Sections 1361 and 1362 of the Code at all times since their inception. Such elections were made on (i) July 16, 1990 with respect to MGR, (ii) September 1, 1993 with respect to DSI, and (iii) October 5, 1998 with respect to Contract Air. Except as set forth on
                  Schedule 3.9(c)(x), the Companies have also made all such elections required under any analogous provisions of state or local law. The Companies will continue to be valid S corporations through the day immediately preceding the Closing Date and will satisfy the requirements for an election under Treasury Regulation ss.1.338(h)(10)-1(d) with respect to the purchase of the Stock.

                           (xi) Except as set forth on Schedule 3.9(c)(xi), none
                  of the Companies is or has been a "qualified subchapter S subsidiary" ("QSST") within the meaning of Section 1361(b)(3)(B) of the Code.

                           (xii) There are no requests for rulings in respect of
                  any Taxes pending between the Companies and any Governmental Body, including any Tax authority.

                           (xiii) None of the Companies will be liable for any
                  Tax under Section 1374 of the Code in connection with the deemed sale of any Company assets (including assets of any QSST) caused by the 338(h)(10) election. The Companies have not in the past ten years, (a) acquired any assets from another corporation in a transaction in which any of the Companies' Tax basis for the acquired assets was determined, in whole or in part, by reference to the basis of such assets in the hands of the transferor, or (b) acquired the stock of any corporation which is a QSST.

         3.10 Employee Benefits.

                  (a) Benefit Plans. Except as described in Schedule 3.10 hereto, the Companies do not maintain or contribute to any Benefit Plans. Without limiting the generality of the foregoing provision of this Section 3.10, except as described in Schedule 3.10 hereto, there are no pension plans, welfare plans or employee benefit plans qualified under Section 401(a) of the Code to which the Companies are required to contribute. Except as described in Schedule 3.10 hereto, the Companies do not and will not have any unfunded Liability for services rendered prior to the Closing Date under any Benefit Plans. The Companies are not in any material default under any Benefit Plan. Except as set forth in Schedule 3.10, neither the Companies, nor any Person now or formerly part of controlled groups with the Companies, within the meaning of
         Section 412(c)(11)(B)(ii) of the Code, maintains or has ever maintained a "defined benefit plan," as defined in Section 3(35) of ERISA, that is subject to Section 412 of the Code and Section 302 of ERISA. Except as set forth in Schedule 3.10 hereto, neither the Companies nor any of their "subsidiaries" contribute to or have, or could reasonably be expected to have, any Liability (including but not limited to withdrawal Liability) with respect to any multi-employer plan (as defined in Section 4064(a) of ERISA or Section 4001(a)(3) of ERISA). Other than claims for benefits in the Ordinary Course of Business, there are no actions, suits, disputes, arbitrations or other material claims pending or, to the Knowledge of the Shareholders or the Companies, Threatened with respect to any Benefit Plan. For purposes of this Section, "subsidiaries" shall include all corporations and all trades or businesses (whether or not incorporated) which may be liable for any income Tax, loss of Tax deduction, excise Taxes, penalties or other similar consequences under ERISA (as hereinafter defined) or under the Code by reason of its ownership affiliation with the Companies.

                  (b) Other Plans. Except as otherwise set forth in Schedule 3.10, there are no present or former employees of the Companies who are entitled to (i) any pensions or other benefits to be paid after termination of employment, including termination on account of disability (except as otherwise required under Section 601 of ERISA), or (ii) deferred compensation payments.

                  (c) Documents. The Shareholders have made available to the Purchaser the following documents, as they may have been amended to the date hereof, embodying or relating to each Benefit Plan of the Companies listed in Schedule 3.10 hereto: (i) all written plan documents for each such Benefit Plan, including all amendments to each such Benefit Plan, any related trust agreements, group annuity contracts, insurance policies or other funding agreements or arrangements, (ii) the most recent determination letter received from the IRS, if any, as to the qualified status of any such Benefit Plan under Section 401(a) of the Code, (iii) the current summary plan description, if any, for each such Benefit Plan, and (iv) the most recent annual return/report on form 5500, 5500-C or 5500-R, if any, for each such Benefit Plan.

                  (d) Prohibited Transactions. The Companies have not, nor, to the Shareholders' Knowledge, has any other "disqualified person" or "party in interest", as defined in Section 4975(e)(2) of the Code and
         Section 3(14) of ERISA, respectively, engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code and
         Section 406 of ERISA, with respect to any Benefit Plan of the Companies subject to ERISA, which could reasonably be expected to subject the Companies to a Tax or penalty on prohibited transactions imposed by either Section 502(i) of ERISA or Section 4975 of the Code. The execution and delivery by the Companies and the Shareholders of this Agreement and the consummation of the transactions contemplated hereby will not (i) involve any prohibited transaction within the meaning of
         Section 406 of ERISA or Section 4975 of the Code with respect to any Benefit Plan listed on Schedule 3.10 hereto, or (ii) accelerate the payment of any benefits under any Benefit Plan listed on Schedule 3.10 hereto.

                  (e) Fiduciary Duty. Neither the Companies, nor, to the Shareholders' Knowledge, any other fiduciary of any Benefit Plan listed on Schedule 3.10 hereto engaged in any transaction with respect to such Benefit Plan or failed to act in a manner with respect to such Benefit Plan which could reasonably be expected to subject the Companies to any material Liability for a breach of fiduciary duty under ERISA or any other Applicable Law.

                  (f) COBRA. The Companies have complied in all material respects with the coverage continuation requirements of all Applicable Laws, including Sections 601 through 609 of ERISA, Section 4980B of the Code, and the requirements of any similar state law regarding continued insurance coverage, and the Companies have incurred no material Liability with respect to their failure to offer or provide continued coverage in accordance with the foregoing requirements, nor is there any suit pending, or to the Knowledge of the Shareholders or the Company, Threatened, with respect to such requirements.

                  (g) Triggering of Obligation and Other Binding Commitments. Except for the claims set forth in Schedule 3.10, the consummation of the transactions described in this Agreement, in and of themselves, will not entitle any current or former employee of the Companies to severance pay, unemployment compensation or any other payment, or accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee.

         3.11 No Guaranties. Except as set forth on Schedule 3.11, (i) none of the obligations of the Companies is guaranteed by, or subject to a similar contingent Liability of, any Person, and (ii) the Companies have not guaranteed, or otherwise become contingently liable for, any Liability of any Person.

         3.12 Financial Statements.

                  (a) The Companies have furnished true and correct copies of the financial statements identified in Schedule 3.12 hereto to the Purchaser. Except as set forth in Schedule 3.12, all of said financial statements, including any notes thereto, are true and correct in all material respects and fairly present the financial position and condition of the Companies as of their respective dates and the results of their operations for the periods covered thereby in accordance with GAAP applied by the Companies on a consistent basis throughout the periods covered thereby and on a basis consistent with that of prior years and periods; provided, however, that (i) the year-end financial statements of the Companies are "compiled" statements, are not audited, and do not contain footnotes, other presentation items and the statement of cash flows, and (ii) any interim financial statements listed on such Schedule are subject to year-end adjustments and lack footnotes and other required presentation items.

                  (b) Except for Liabilities (i) the amount of which has been accrued or reserved against in (x) the individual or combined balance sheet (each a "Balance Sheet" and consolidated the "Balance Sheet") of the respective Companies as of December 31, 2000, in either the financial statements referred to in Section 3.12 or the Audited Financial Statements (the "Balance Sheet Date") or in the notes thereto, or (y) the Closing Balance Sheet, (ii) incurred in the Ordinary Course of Business since the Balance Sheet Date (none of which resulted from, arose out of, is related to, or was caused by any breach of Contract, breach of warranty, tort, infringement or violation of Applicable Laws), (iii) arising under Contracts to which the Companies are Parties, and/or (iv) described on Schedule 3.12 hereto, the Companies do not have any Liabilities. The reserves reflected in the Balance Sheet are reasonable and adequate.

         3.13 Absence of Certain Developments. Except for the transactions contemplated by this Agreement or as otherwise set forth on Schedule 3.13, 3.16,
3.17 or 3.22 hereto, since June 30, 2001, the Companies have conducted the Business only in the Ordinary Course of Business and have not:

                  (a) Sold, leased, assigned or otherwise transferred any material properties or assets, or disposed of or permitted to lapse any rights in any Permit or Intellectual Property owned or used by the Companies, other than in the usual and Ordinary Course of Business, or organized any new business entity or acquired any equity securities, assets, properties, or business of any Person or any equity or ownership interest in any business or merged with or into or consolidated with any other Person;

                  (b) Suffered, sustained or incurred any material Loss or waived or released any material right or claim, whether or not in the Ordinary Course of Business;

                  (c) Suffered, sustained or incurred any material damage, destruction or casualty loss to any material properties or assets, whether or not covered by insurance;

                  (d) Engaged in any transaction not in the Ordinary Course of Business;

                  (e) Made any capital expenditure (or series of related capital expenditures) exceeding $50,000;

                  (f) Subjected any of its properties or assets to any Encumbrance, whether or not in the Ordinary Course of Business;

                  (g) Issued any note, bond or other debt security; created, incurred or assumed any indebtedness for borrowed money or capitalized lease obligation or otherwise incurred any material Liability, except current Liabilities incurred in the Ordinary Course of Business;

                  (h) Discharged or satisfied any Encumbrance, or paid any material Liability, other than current Liabilities shown on the Companies' Balance Sheet(s) as of the Balance Sheet Date, and current Liabilities incurred in the Ordinary Course of Business since the Balance Sheet Date;

                  (i) Declared, set aside or paid a dividend or made any other distribution with respect to any class or series of capital stock of the Companies, or directly or indirectly redeemed, purchased or otherwise acquired any shares of any class or series of the Companies' capital stock;

                  (j) Increased the salary, wage or other compensation or level of benefits payable or to become payable by the Companies to any of their (i) employees or agents other than in the Ordinary Course of Business, or (ii) officers and directors;

                  (k) Loaned money to any Person or guaranteed any loan to or Liability of any Person, whether or not in the Ordinary Course of Business;

                  (l) Except as described in the Schedules hereto, amended or terminated any of the Operating Contracts (as hereinafter defined), except in the Ordinary Course of Business;

                  (m) Changed accounting methods or practices (including, without limitation, any change in depreciation, amortization or cost accounting policies or rates);

                  (n) Suffered, sustained or incurred any Material Adverse Change in the properties, assets, Liabilities, revenues, income, business, operations, results of operations or financial condition of the Companies;

                  (o) Received notice from any customer, supplier, vendor, Governmental Body or any other Person which would, with substantial certainty, give rise to or result in a Material Adverse Effect on the Companies;

                  (p) Delayed or postponed the payment of accounts payable or other Liabilities outside of the Ordinary Course of Business;

                  (q) Entered into any employment Contract or collective bargaining agreement, written or oral, or modified the terms of any existing such Contract or agreement or adopted, amended, modified or terminated any Benefit Plan for the benefit of any of the Companies' directors, officers or employees;

                  (r) Made any change or amendment in its articles of incorporation, bylaws, or other governing instruments;

                  (s) Issued or sold any securities; acquired, directly or indirectly, by redemption or otherwise, any securities; reclassified, split-up or otherwise changed any such equity security; or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

                  (t) Incurred any Liability other than in the Ordinary Course of Business;

                  (u) Failed to pay any material Liability when and as due;

                  (v) Entered into any Contract other than in the Ordinary Course of Business; and/or

                  (w) Entered into any Contract to do any of the foregoing.

         3.14 Intellectual Property. Schedule 3.14 hereto contains a list and description of all Intellectual Property owned by the Companies or used by the Companies in the operation of the Business. Except as set forth in Schedule 3.14, the Companies own or have a valid right to use all such Intellectual Property. Except as set forth in Schedule 3.14, the Shareholders and the Companies have no Knowledge of any claim to the effect that the operation of the Business or the possession or use in the Business of any of the Intellectual Property listed and described on Schedule 3.14 hereto, infringes the intellectual property rights of any other Person. Except as set forth in
Schedule 3.14, the Shareholders and the Companies have no Knowledge of any claim that any of the Intellectual Property listed and described on Schedule 3.14 is invalid; and, except as provided in Schedule 3.14 hereto, the Companies are not obligated under any Contract or otherwise to pay royalties, fees or other payments with respect to any of the Intellectual Property listed and described on Schedule 3.14 hereto. Except as set forth in Schedule 3.14, the consummation of the transactions contemplated by this Agreement will not adversely affect the use by the Companies of any of the Intellectual Property listed on Schedule 3.14 hereto.

         3.15 Compliance with Laws. The Business has been operated and the Companies are in compliance in all material respects with the requirements of all Applicable Laws to which the Companies are subject. The Companies have not received any notice of, and the Shareholders and the Companies have no Knowledge of any violation of a material nature of any Applicable Laws respecting the Companies.

         3.16 Operating Contracts. Except as disclosed in Schedule 3.16, and except with respect to contracts, commitments and agreements that have been fully performed as of the date hereof and have no further force or effect, the Companies are not Parties to any oral or written Contracts. All of the Contracts listed on Schedule 3.16 hereto are referred to in this Agreement as the "Operating Contracts." All of the Operating Contracts were made in the Ordinary Course of Business, and are valid, binding and currently in full force and effect. The Companies are not in default under any of the Operating Contracts, and, to the Shareholders' Knowledge, no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default by the Companies or give rise to a right of termination or cancellation by another Party under any of the Operating Contracts, or cause the acceleration of any Liability of the Companies, or result in the creation of any Encumbrance upon any of the Companies' properties or assets. To the Knowledge of the Shareholders and the Companies, no other Party is in default under any of the Operating Contracts. Except as described on
Schedule 3.16 hereto, none of the Operating Contracts have been canceled, terminated, amended or modified. Except as provided in Schedule 3.4 hereto, the consummation of the transactions contemplated hereby will not require the consent or approval of any Person under any of the Operating Contracts. The Companies have provided the Purchaser with complete and accurate copies of all Operating Contracts.

         3.17 Real Estate. The Companies do not own any real estate. With respect to real estate leased by the Companies (the "Leased Real Estate"):

                  (a) Schedule 3.17 contains a listing and description (including the parties, term, expiration date(s), address, and description of the leased premises) of each written or oral lease regarding Leased Real Estate which is not otherwise described on
         Schedule 3.16 hereto. The Companies have provided to the Purchaser complete and accurate copies of all leases of Leased Real Estate. Except as set forth on Schedule 3.17, (i) all leases of Leased Real Estate were made in the Ordinary Course of Business, and are valid, binding and currently in full force and effect, (ii) the Companies are not in default under any of the leases of Leased Real Estate, (iii) no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default by the Companies or give rise to a right of termination or cancellation by another Party under any of the leases of Leased Real Estate, or cause the acceleration of any Liability of the Companies, or result in the creation of any Encumbrance upon any of the Companies' properties or assets, and (iv) to the Knowledge of the Shareholders and the Companies, no other Party is in default under any of the leases of Leased Real Estate. Except as described on Schedule 3.17 hereto, none of the leases of Leased Real Estate have been canceled, terminated, amended or modified. Except as provided in Schedule 3.4 hereto, the consummation of the transactions contemplated hereby will not require the consent or approval of any Person under any of the leases of Leased Real Estate.

                  (b) Except as set forth on Schedule 3.17 hereto, to the Knowledge of the Shareholders and the Companies, there are no public improvements affecting the Leased Real Estate, including, but not limited to, water, sewer, sidewalk, street, alley, curbing, landscaping or related improvements, which have been commenced and/or completed and for which an assessment has not been levied or, to the Knowledge of the Shareholders or the Companies, which may be levied after the date of this Agreement;

                  (c) Except as set forth in Schedule 3.17 hereto, there are no deferred property Taxes or assessments with respect to the Leased Real Estate which may or will become due and payable as a result of the consummation of the transactions contemplated hereby;

                  (d) Except as set forth in Schedule 3.17 hereto, there are no condemnation Proceedings pending or, to the Knowledge of the Shareholders or the Companies, Threatened with respect to all or any part of the Leased Real Estate;

                  (e) To the Knowledge of the Shareholders or the Companies, there are no Applicable Laws requiring repair, alteration or correction of any existing condition on the Leased Real Estate which would require the Companies to complete such work at its expense and, to the Knowledge of the Shareholders and the Companies, there are no conditions that could give rise to the same;

                  (f) To the Knowledge of the Shareholders or the Companies, except as set forth in Schedule 3.17 hereto, (a) there are no structural, mechanical or other defects of material significance in any of the buildings, improvements, fixtures and equipment, including the roof, heating, ventilating, air conditioning, electrical, plumbing and sanitary disposal systems, located on the Leased Real Estate, and (b) to the extent such is the responsibility of the Companies, all such buildings, improvements, fixtures and equipment, including the roof, heating, ventilating, air conditioning, electrical, plumbing and sanitary disposal systems, will be until the Closing Date, maintained in good repair, working order and condition, ordinary wear and tear excepted;

                  (g) Except as set forth in Schedule 3.17 hereto, the improvements made by the Companies on the Leased Real Estate and the Companies' use thereof comply in all material respects with any and all building, zoning, subdivision, traffic, parking, land use, occupancy, health and other Applicable Laws pertaining to the Leased Real Estate or to the development, construction, management, use and operations of the improvements thereon;

                  (h) Except as set forth in Schedule 3.17 hereto, to the Knowledge of the Shareholders or the Companies, (A) the improvements on the Leased Real Estate, including fences, driveways and other structures occupied, used or claimed by the Companies, are wholly within the boundary lines of the Leased Real Estate and such improvements, and (B) the Companies' present uses thereof do not in any material respect infringe upon the rights of any other Person;

                  (i) Except as set forth in Schedule 3.17 hereto, to the Knowledge of the Shareholders or the Companies, no buildings, fences, driveways or other structures of any adjoining owner encroach upon any part of the Leased Real Estate; and

                  (j) Except as set forth in Schedule 3.17 hereto, to the Knowledge of the Shareholders or the Companies, the Companies have all operating Permits necessary for the operation of the Business on the Leased Real Estate, and all such Permits are current. To the Knowledge of the Shareholders or the Companies, except as set forth in Schedule 3.17, the Companies have all easements, or access through public utility easements, on to private property, construction Permits, highway crossing Permits (and other similar Permits) and right-of-way-licenses reasonably necessary to conduct the Business.

         3.18 Accounts Receivable. The Companies' accounts receivable and other rights to the payment of money represent, and on the Closing Date will represent, valid obligations arising from services actually performed in the Ordinary Course of Business. The Companies have delivered a complete and accurate list of the Companies' accounts receivable on the Balance Sheet Date. To the Knowledge of the Shareholders or the Companies, the receivables or other obligations are fully collectible in the Ordinary Course of Business, except to the extent of the amount of the reserve for doubtful accounts reflected either on the Balance Sheet or any interim financial statement delivered by the Shareholders or the Companies prior to the Closing Date.

         3.19 Books and Records; Bank Accounts. All of the Companies' books of account and other financial and corporate records relating to the Business have been made available to the Purchaser and its representatives (or will be so made available prior to the Closing Date). Such books of account and records are current, complete, true and correct in all material respects. All such books and records are consistent with the financial statements listed on Schedule 3.12 hereto. Attached hereto as part of Schedule 3.19 is a list of all of the Companies' bank accounts, security accounts and other similar accounts, and the names of all Persons authorized to draw thereon or have access thereto, as well as the identification of all safety deposit boxes, and the Persons authorized to have access to those boxes.

         3.20 Employees. Schedule 3.20 hereto contains a list of the names, positions, annual salary rates, hourly wage rates, severance benefits and accrued vacation and sick leave, as of July 31, 2001, of all employees of the Companies (including those on furlough, leave, disability (short- or long-term) or layoff of any kind). None of the employees set forth in Schedule 3.20 have informed the Companies or the Shareholders that he/she intends to terminate employment with the Companies. Schedule 3.20 also sets forth a description of any written Contract, other than the Benefit Plans described on Schedule 3.10 hereto, with respect to the conditions of employment of any of the Companies' employees. The Companies have not been required to treat any independent contractors and consultants of the Companies as employees under Applicable Law.

         3.21 Permits. Except as set forth in Schedule 3.21, the Companies have obtained all Permits of each and every Governmental Body having jurisdiction over the Companies or any of their properties or assets to operate and carry on the Business as it is now being conducted. All such Permits are described in detail on Schedule 3.21 hereto and except as set forth in Schedule 3.21, are in full force and effect and freely useable and effective upon and after the Purchaser's purchase of the Stock and the Closing of the transactions contemplated by this Agreement.

         3.22 Other Material Contracts and Obligations. Except for the Operating Contracts disclosed on Schedule 3.16 and the Contracts disclosed on Schedule
3.22 hereto, the Companies are not Parties to or bound by any:


                  (a) Dealer, distributorship or sales agency agreements, excluding purchase orders with respect to the purchase or sale of products or services in the Ordinary Course of Business;

                  (b) Advertising Contracts;

                  (c) Contract for capital expenditures having a remaining balance in excess of $50,000;

                  (d) Leases with respect to any property, real or personal, whether as lessor or lessee;

                  (e) Contract containing covenants by the Companies, the Shareholders, or any officer, director, employee or Affiliate of the Companies or the Shareholders not to compete in any lines of business or with any Person;

                  (f) Franchise or license agreements;

                  (g) Except as disclosed in Schedule 3.13, loan or credit agreements, promissory notes or other evidences of indebtedness, including all agreements or commitments for future loans, extensions of credit or financing, excluding credit extended by the Companies to their customers;

                  (h) Contract or purchase order for the purchase of any services, raw materials, supplies or equipment involving payments of more than $10,000 per annum or an aggregate of more than $50,000, excluding purchase orders for the purchase of products or services entered into in the Ordinary Course of Business;

                  (i) Contract for the sale of any properties, assets or services involving a value estimated at more than $50,000, excluding purchase orders for the sale of products or services in the Ordinary Course of Business;

                  (j) Contract not made in the Ordinary Course of Business;

                  (k) Confidentiality or non-disclosure agreement (where the central purpose of the confidentiality or non-disclosure agreement is confidentiality or non-disclosure, as opposed to confidentiality or non-disclosure provisions within a Contract which has as its central purpose a subject matter other than confidentiality and non-disclosure);

                  (l) Contract relating to commission arrangements with others, including, but not limited to any sales representative arrangement;

                  (m) Contract with any Governmental Body; or

                  (n) Indemnification Agreements (where the central purpose of the Contract is indemnification, as opposed to the indemnification provisions within a Contract which has as its central purpose a subject matter other than indemnification).

         3.23 Subsidiaries. Except as disclosed or described in this Agreement or as set forth on Schedule 3.23 hereto, the Companies have no subsidiaries and do not own any shares of stock or other securities or equity interests, directly or indirectly, in any other Person. Except as disclosed or described in this Agreement or as set forth on Schedule 3.23 hereto, the Companies are not subject to any obligation or requirement to provide funds to, or invest in, any such Person.

         3.24 Insurance. The Companies have maintained and will continue to maintain until the Closing Date the insurance described in Schedule 3.24. The Companies have delivered to the Purchaser complete and accurate copies of all policies providing such insurance coverage. All such insurance is in full force on the date of this Agreement and is carried with insurers licensed in the states affected by such policies. The Companies have promptly and adequately notified the Companies' insurance carriers of any and all claims known to the Shareholders with respect to the operations, products or services of the Companies for which the Companies are insured. Except as set forth in Schedule 3.24, the Companies have not been refused any insurance coverage by any insurance carrier to which they have applied for insurance during the past three
(3) years.

         3.25 Brokers. Neither the Companies nor the Shareholders have employed or engaged any broker, finder, agent, banker or third party, nor have they otherwise dealt with anyone purporting to act in the capacity of a finder or broker in connection with the transactions contemplated hereby. No commissions, finder's fees or like charges have been or will be incurred by the Companies in connection with the execution and delivery of this Agreement and the Ancillary Documents, or the consummation of the transactions contemplated hereby.

         3.26 Relationship with Related Persons. Except as set forth in Schedule
3.26 hereto, the Shareholders, the former shareholders, directors, officers, and employees of the Companies, and their Related Persons do not have any interest in any of the properties or assets of or used by the Companies and do not own, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that (i) has had business dealings or a material financial interest in any transaction with the Companies, or (ii) has engaged or is engaged in competition with the Companies with respect to any line of products or services of the Companies in any market presently served by the Companies (a "Competing Business") (except for the ownership of less than three percent (3%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market). Except as set forth on Schedule 3.26 hereto, no Shareholder, director or officer of the Companies and none of their Related Persons is a Party to any Contract with, or has any claim or right against, the Companies, other than the rights the officers and directors of the Companies have with respect to indemnification under state law. The Shareholders and the Companies have no Knowledge of any event or circumstance which may, with reasonable certainty, be expected to result in a claim for indemnification by directors or officers of any of the Companies under state law. All money owed by the Companies to their shareholders, directors or officers, or their Related Persons, (other than for salary) are for bona fide debts and are set forth in Schedule 3.26 hereto.

         3.27 Hazardous Materials. Except as set forth in Schedule 3.27 hereto, the Companies have never generated, transported, stored, handled, disposed of or contracted for the disposal of any Hazardous Materials. Except as set forth in
Schedule 3.27 hereto, to the Knowledge of the Shareholders or the Companies, no employee of the Companies has, in the course and scope of employment with the Companies, been exposed to any Hazardous Materials in such a manner as to be harmed thereby (whether such harm is now known to exist or will be discovered in the future). Except as set forth on Schedule 3.27 hereto, the Companies are not listed as potentially responsible Parties under CERCLA or any comparable or similar Applicable Law, the Companies have not received notice of such a listing and the Shareholders or the Companies have no Knowledge of any facts or circumstances which could give rise to such a listing. Except as set forth in Schedule 3.27 the Companies have not released any Hazardous Materials at, to or from the Leased Real Estate. To the Knowledge of the Shareholders or the Companies, there has been no other release of any Hazardous Materials in a reportable quantity under Environmental Laws at, to or from the Leased Real Estate.

         3.28 Other Environmental Matters.

                  (a) Except as set forth on Schedule 3.28 hereto, the Leased Real Estate has been operated by the Companies and is in compliance in all material respects with all Applicable Laws, including Environmental Laws and all Applicable Laws relating to underground and/or above ground petroleum storage tanks. Except as set forth on Schedule 3.28 hereto, the Companies otherwise comply in all material respects with all Environmental Laws. Except as set forth on Schedule 3.28 hereto, the Companies have obtained or have taken appropriate steps, as required by Environmental Laws and Applicable Laws, to obtain all environmental, health and safety Permits and other authorizations necessary for the ownership and operation of the Business and all of the Permits and other such authorizations are in good standing, and the Companies are in compliance in all material respects with such Permits and other such authorizations. Except as described in Schedule 3.28 hereto, to the Knowledge of the Shareholders and the Companies, the Leased Real Estate is free of any and all other Hazardous Materials. The Leased Real Estate is not subject to any "Super-Fund" type Encumbrances by any Person arising from the release or Threatened release of any Hazardous Materials in, on, about or under the Leased Real Estate.

                  (b) To the Knowledge of the Shareholders or the Companies, all of the third parties with which the Companies have arranged, engaged or contracted to accept, treat, transport, store, dispose or remove any pollutant generated or present at the Leased Real Estate, or which otherwise participate or have participated in activities or conduct related to the Leased Real Estate or the Business, were properly permitted at the relevant time to perform the foregoing activities or conduct.

                  (c) Except as described on Schedule 3.28 hereto, there are not currently and, to the Knowledge of the Shareholders or the Companies, never have been any wells or underground and/or above ground storage tanks (whether or not currently in use) on any parcel of Leased Real Estate and, to the extent such wells or tanks are described in Schedule 3.28, all such wells and tanks are, to the Knowledge of the Shareholders, in sound condition and are not leaking.

                  (d) Except as set forth on Schedule 3.28 hereto, no part of any parcel of Leased Real Estate is now being used, nor, to the Knowledge of the Shareholders or the Companies, has any parcel of Leased Real Estate ever been used, as a landfill, dump or other disposal, storage, transfer, treating or handling area for any Hazardous Materials, or as a gasoline service station or a facility for selling, dispensing, storing, transferring, treating or handling Hazardous Materials.

                  (e) To the Knowledge of the Shareholders or the Companies, and except as set forth in Schedule 3.28 hereto, the Companies are not subject to any investigation relating to (i) any violation of Environmental Laws, or (ii) any claims or Liabilities and costs arising from the release or Threatened release of any Hazardous Materials. The Companies have not received any written notification within the past two (2) years of any Proceeding alleging or addressing (i) any violation of Environmental Laws, or (ii) any claims or Liabilities and costs arising from the release or Threatened release of any Hazardous Materials.

                  (f) Except as set forth in Schedule 3.28 hereto, to the Knowledge of the Shareholders or the Companies, there is not constructed, placed, deposited, stored, disposed or located on the Leased Real Estate any asbestos in any form.

                  (g) Except as set forth in Schedule 3.28 hereto, to the Knowledge of the Shareholders or the Companies, there is not constructed, placed, deposited, stored, disposed nor located on the Leased Real Estate any polychlorinated biphenyls ("PCBs") or transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs.

                  (h) Except as set forth in Schedule 3.28 hereto, to the Knowledge of the Shareholders or the Companies, there is not constructed, placed, deposited, stored, disposed nor located on the Leased Real Estate any insulating material containing urea formaldehyde.

         3.29 Debt Instruments. Schedule 3.29 is a true, correct and complete list showing the names of the parties and outstanding indebtedness as of the respective dates set forth on Schedule 3.29 under all mortgages, indentures, notes, guarantees and other obligations for or relating to borrowed money, purchase money debt (including conditional sales contract and capital leases) or covenants not to compete (the "Debt Instruments") for which the Companies are primarily or secondarily obligated. The Shareholders have previously delivered to the Purchaser true, complete and correct copies of each of the Debt Instruments. Except as described in Schedule 3.29, the Companies have performed all of the material obligations required to be performed by them, and are not in material default under any of the provisions of any of the Debt Instruments, and there has not occurred any event which, (with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

         3.30 Customers and Suppliers. Schedule 3.30 contains a list of the twenty (20) largest customers (by gross revenues) of each Company for the calendar year 2000. No customer, subscriber or a group of customers or subscribers of the Companies has notified the Companies on or after June 30, 2001, that the customer intends to terminate, cancel, limit or modify the customer's business relationship with the Companies, except such terminations, cancellations, limitations or modifications as occur in the Ordinary Course of Business of the Companies. Except as set forth in Schedule 3.30, no vendor, supplier, dealer, representative or consultant of the Companies which is material to the Companies' Business operations has notified the Companies after June 30, 2001, that it intends to terminate, cancel, limit or modify its business relationship with the Companies in any material respect.

         3.31 Shareholder Loans. Except as set forth in Schedule 3.31, there are no loans, advances or other obligations for borrowed money owing by the Companies to the Shareholders as of the date hereof, and no amount shall be owing for such obligations at and upon the Closing. Except as set forth in Schedule 3.31, the Shareholders do not have any claim of any kind against the Companies, and no amount shall be owing for such obligations at and upon the Closing.

         3.32 Adequacy of Properties. The Companies own, lease or otherwise have adequate rights to use all tangible and intangible personal property necessary for the conduct of their Business in the manner in which such Business is presently being conducted with no conflict with or infringement of the rights of others, and none of such property or the Companies' rights thereto is subject to any Proceeding pending, or to the Knowledge of the Shareholders or the Companies, Threatened, which may result in the revocation, termination, supervision, cancellation or adverse modification of any such property.

         3.33 Absence of Certain Business Practices. Except as disclosed in
Schedule 3.33, and except for customer or prospective customer entertainment occurring in the Ordinary Course of Business, neither the Companies nor any Person acting on their behalf has, directly or indirectly, within the past six
(6) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Business of the Companies (or assist the Companies in connection with any actual or proposed transaction) which (i) might subject the Companies to any damage or penalty in any civil, criminal or governmental litigation or Proceeding, (ii) if not given in the past, might have had a Material Adverse Effect on the financial condition, Business or results of operations of the Companies, or (iii) if not continued in the future, might adversely affect the financial condition, Business or operations of the Companies or which might subject the Companies to suit or penalty in any private or governmental litigation or Proceedings.

         3.34 Trade Regulation. Except as set forth on Schedule 3.34, (a) all of the prices charged by the Companies in connection with the marketing, sale or distribution of any products or services have been in compliance with all Applicable Laws, and (b) no claims have been communicated or, to the Knowledge of the Shareholders or the Companies, Threatened in writing against the Companies with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any Applicable Laws relating to anti-competitive practices or unfair trade practices of any kind.

         3.35 Inventories.

                  (a) All inventories of the Business are of good, usable and merchantable quality in all material respects and do not include obsolete or discontinued items;

                  (b) All inventories are of such quality as to meet the usual and customary quality control standards of the Business and any applicable quality control standards of any applicable Governmental Body;

                  (c) All inventories of the Business that are finished goods are saleable as current inventories in the Ordinary Course of Business; and

                  (d) All inventories of the Business are recorded on the financial records at the lower of cost or market, except with respect to any LIFO inventory, or as otherwise required by GAAP.

Schedule 3.35 lists the location of all such inventories. The Companies have followed all Company policies with respect to excess and obsolete inventory.

         3.36 Officers and Directors. Exhibit A to this Agreement contains a true, correct, and complete list of all officers and directors of each Company.

         3.37 Powers of Attorney. Schedule 3.37 contains a list of all powers of attorney granted by any of the Companies.

         3.38 No Other Agreements to Sell the Companies or Their Assets. Neither the Companies nor any Shareholder has any legal obligation, absolute or contingent, to any Person to sell any of the Stock or any substantial part of the assets of any Company or effect any merger, consolidation or other reorganization, except as such an obligation may exist pursuant to this Agreement.

                                   ARTICLE 4

          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND STONEPATH

         As an inducement for the Companies, the Shareholders' Agent and the Shareholders to enter into this Agreement and the Ancillary Documents, and consummate the transactions contemplated hereby, the Purchaser and Stonepath hereby represent and warrant to the Companies, the Shareholders' Agent and the Shareholders that each and all of the following representations and warranties (as modified by the Schedules and any Supplement delivered by the Purchaser pursuant to Section 13.21 of this Agreement) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date. The Schedules shall be arranged in paragraphs corresponding to the sections and subsections contained in this Article 4.

         4.1 Organization. The Purchaser and Stonepath are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and have all requisite power and authority, corporate and otherwise, to own, operate and lease their respective properties and assets and to conduct their respective Businesses as they are now being conducted. The Purchaser is duly qualified to transact business as a foreign corporation and is in good standing under the laws of every state or jurisdiction in which the nature of its activities or of its properties owned, leased or operated makes such qualification necessary.

         4.2 Due Authorization. The execution, delivery and performance of this Agreement and the Ancillary Documents to be executed and/or delivered by the Purchaser and Stonepath pursuant to this Agreement and the Ancillary Documents, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and Stonepath. This Agreement and the Ancillary Documents to be executed and/or delivered by the Purchaser and Stonepath pursuant to this Agreement have been, or will be on or before the Closing Date, duly and validly authorized, executed and delivered by the Purchaser and Stonepath and the obligations of the Purchaser and

Stonepath hereunder and thereunder are or will be valid, legally binding and enforceable against the Purchaser and Stonepath in accordance with their respective terms.

         4.3 No Breach. Each of the Purchaser and Stonepath have full power and authority, corporate and otherwise, to perform their obligations under this Agreement and the Ancillary Documents. The execution and delivery of this Agreement, including the Ancillary Documents to be executed and delivered by the Purchaser and Stonepath pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Certificates of Incorporation or Bylaws (or comparable governing documents or instruments) of the Purchaser or Stonepath, (ii) violate any Applicable Laws or Injunction applicable to the Purchaser, (iii) require any filing with, Permit from, authorization, consent or approval of, or the giving of any notice to, any Person, (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit (including, but not limited to, any Permits, appeals or authorizations of any Governmental Body), lease or other Contract to which the Purchaser or Stonepath is a Party, or by which either the Purchaser or Stonepath or any of their respective assets or properties may be bound.

         4.4 Investment Representations. The Purchaser acknowledges and agrees that the Stock has not been registered under the Securities Act of 1933, as amended, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions.

         4.5 Brokers. Except for the Bank of New York in its capacity as investment bankers to the Purchaser and Stonepath, the Purchaser has not employed or engaged any broker, finder, agent, investment banker or third party nor has it otherwise dealt with anyone purporting to act in the capacity of a finder or broker, in connection with the transactions contemplated hereby.

         4.6 Fraudulent Conveyance. The Purchaser and Stonepath represent and warrant that the transactions contemplated by the Closing of the Stock Purchase Agreement and the operation of the Companies after the Closing will not be construed as a fraudulent conveyance or transfer which may or could result in any Liability on the part of the Shareholders. Notwithstanding any contrary provision contained in this Agreement or any Ancillary Document, this representation shall survive for the statute of limitations period applicable to fraudulent transfers and conveyances applicable under Minnesota Applicable Law or any Applicable Law of the jurisdiction in which such claim is or may be brought, whichever last expires. The Purchaser and Stonepath further represent and warrant that (i) they are entering into the transactions without the actual intent to hinder, delay or defraud any creditor of the Companies, (ii) the Shareholders have, to the Purchaser's and Stonepath's Knowledge, received reasonably equivalent value for the Stock, and (iii) the Companies (A) are not about to engage in a business or transaction for which the assets of a Company or the Companies are unreasonably small in relation to such business or transaction, (B) will not incur debts beyond the ability of a Company or the Companies to pay as they become due, and (C) will not be rendered insolvent by the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 5

                    PERFORMANCE AND COVENANTS PENDING CLOSING

         The Companies covenant and agree that from and after the date of this Agreement and until the earlier of the Closing Date or the termination of this Agreement in accordance with Article 12 hereof:

         5.1 Access to Information. At the request of the Purchaser, the Companies shall, from time to time, give or cause to be given to the Purchaser, its officers, employees, counsel, accountants and other representatives, upon reasonable notice to the Companies, access during normal business hours, without undue disruption to the Companies' Business, to the properties and assets and all of the books, minute books, title papers, records, files, Contracts, insurance policies, environmental records and reports, licenses and documents of every character of the Companies, and the Companies shall furnish or cause to be furnished to the Purchaser, its officers, employees, counsel, accountants and other representatives all of the information with respect to the Companies and/or the Companies' properties or assets as any of them may reasonably request. The Purchaser, its officers, employees, counsel, accountants and other representatives shall have the authority to interview, as reasonably necessary and without undue disruption to the Companies' Business, all employees, customers, vendors, suppliers and other parties having relationships with the Companies, and the Companies shall make such introductions as may be requested; provided, however, that access to customers shall, if at all, be done in a commercially reasonably manner consistent with the best interests of the Companies and shall be subject to the prior consent of the Companies, which consent shall not be unreasonably withheld. In addition, the Purchaser may, subject to the conditions stated above, at its sole cost and expense, through its officers, employees, counsel, accountants and other representatives, conduct such investigations and examinations of the Companies' properties and assets as it reasonably deems necessary or advisable, and the Companies will provide reasonable cooperation to such Persons in such investigations.

         5.2 Conduct of Business. The Companies will carry on the Business diligently, only in the Ordinary Course of Business and substantially in the same manner as heretofore conducted and will keep and maintain the Companies' properties and assets in good and safe repair and condition consistent with past practices. The Companies shall not make any regulatory filings with any Governmental Body, except in the Ordinary Course of Business or with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned). The Shareholders will not cause or permit any amendment of the Companies' articles of incorporation or bylaws (or other governing instrument).

         5.3 Encumbrances. The Companies shall not, directly or indirectly, perform or fail to perform any act which would, with substantial certainty, result in the creation or imposition of any Encumbrance on any of the properties or assets of the Companies or otherwise adversely affect the marketability of the Companies' title to or interests in any of their properties or assets, outside of the Ordinary Course of Business.

         5.4 Pay Increases. Except for normal base salary increases in the Ordinary Course of Business (other than any base salary increases in compensation payable to the Shareholders or other directors or officers of the Companies), the Companies shall not, without the prior written consent of the Purchaser, grant any increase in the salaries or rate of pay to any of its employees, grant any bonus outside of the Ordinary Course of Business (and in the case of the Shareholders grant or pay any bonus), grant any increase in any benefits or establish, adopt, enter into, make any new grants or awards under, or amend any collective bargaining agreement, employment agreement (except as contemplated by this Agreement) or Benefit Plan for the benefit of any of its employees.

         5.5 Restrictions on New Contracts and Liabilities. Except with the prior consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, the Companies shall not enter into any Contract, incur any Liability, assume, guarantee or otherwise become liable or responsible for any Liability of any other Person, make any loans, advances, investments in or capital contributions to any other Person (except for extensions of credit to its customers in the Ordinary Course of Business), or waive any right or enter into any other transaction, in each case other than in the Ordinary Course of Business and consistent with the Companies' normal business practices.

         5.6 Preservation of Business. The Companies shall use reasonable commercial efforts to preserve the Companies' business organizations intact, to keep available to the Purchaser the present employees of the Companies and to preserve for the Purchaser the present goodwill and relationship of the Companies with their vendors, suppliers, customers and others having business relationships with the Companies.

         5.7 Payment and Performance of Obligations. The Companies shall timely pay and discharge all invoices, bills and other monetary Liabilities.

         5.8 Restrictions on Sale of Assets. The Companies shall not, sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of their properties or assets, except for sales under contract on the date of this Agreement or sales in the Ordinary Course of Business.

         5.9 Prompt Notice. The Companies shall promptly notify the Purchaser in writing upon becoming aware of any of the following: (i) any claim, demand or other Proceeding that may be brought, Threatened, asserted or commenced against the Companies, their officers or directors, (ii) any changes in the accuracy of the representations and warranties made by the Shareholders and the Companies in this Agreement, (iii) any Injunction or any complaint praying for an Injunction restraining or enjoining the consummation of, the transactions contemplated hereby, or (iv) any notice from any Person of its intention to institute an investigation into, or institute a Proceeding to restrain or enjoin the consummation of the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.

         5.10 Consents. As soon as reasonably practicable and in any event on or before the Closing Date, the Companies will use reasonable commercial efforts to obtain or cause to be obtained all of the consents and approvals of all Persons necessary for the Shareholders' Agent and the Shareholders to consummate the transactions contemplated hereby, including the consents and approvals listed on
Schedule 3.4 hereto.

         5.11 [THIS SECTION INTENTIONALLY OMITTED]

         5.12 No Solicitation of Other Offers. The Shareholders and the Companies will not, and will not permit their respective representatives, investment bankers, agents and Affiliates to, directly or indirectly, (i) solicit or encourage submission of or any inquiries, proposals or offers by,
(ii) participate in any negotiations with, (iii) afford any access to the properties, books or records of the Companies to, (iv) accept or approve, or (v) otherwise assist, facilitate or encourage, or enter into any Contract with, any Person or group (other than the Purchaser and its Affiliates, agents and representatives), in connection with any Acquisition Proposal. In addition, the Shareholders and the Companies will not, and will not permit their respective representatives, investment bankers, agents and Affiliates to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by any Person or group (other than the Purchaser). In addition, the Shareholders and the Companies will immediately cease any and all existing activities, discussions or negotiations with any parties with respect to any of the foregoing. The Shareholders will promptly notify the Purchaser if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Acquisition Proposal.

         5.13 Accounts Receivable and Payable. The Companies shall not accelerate the collection of their accounts receivable or delay the payments of their accounts payable or other Liabilities, in each case arising out of the operation of the Business in a manner which would be inconsistent with past practice.

         5.14 Inventory. The Companies shall maintain the levels of inventory, materials and supplies used in the Business consistent with past practice.

         5.15 Insurance. The Companies shall maintain in full force and effect all insurance coverages for the Companies' properties and assets substantially comparable to coverages existing on the date hereof.

         5.16 Filing Reports and Making Payments. The Companies shall timely file all required reports and notices with each and every applicable Governmental Body and timely make all payments due and owing to each such Governmental Body, including, but not by way of limitation, any filings, notices and/or payments required by reason of the transactions contemplated by this Agreement.

         5.17 Capital Expenditures. The Companies shall not, and the Shareholders shall not permit the Companies to, make any capital expenditures in excess of $50,000 individually or $500,000 in the aggregate without the Purchaser's prior written consent, which consent shall not be unreasonably withheld.

         5.18 Monthly Financials Statements. Within (i) twenty (20) days of the close of each month after the execution of this Agreement by all Parties hereto, the Companies shall deliver to the Purchaser a preliminary consolidated balance sheet and income statement for the Companies disclosing the financial position and results of operations of the Companies for the preceding month and year-to-date, which statements will necessarily omit agent invoices payable which have not been received within the cut-off period for the preparation of such statements, and (ii) forty-five (45) days of the close of each month after execution of this Agreement by all Parties hereto, the Companies shall deliver a final consolidated balance sheet and income statement disclosing the financial position and results of operations of the Companies for the preceding month and year-to-date which shall be prepared on a basis consistent with the financial statements identified on Schedule 3.12 hereof and consistent with the prior months' and year-to-date financial statements.

         5.19 Litigation. From the date hereof and through the Closing Date, the Companies will notify the Purchaser in writing of any actions or Proceedings of the type required to be described in Section 3.7 of this Agreement, that, from the time hereof, are, to the Companies' Knowledge, Threatened or commenced against the Companies or against any officer, director or employee of the Companies relating to the Business or the Companies.

         5.20 Notification of Inaccuracy. The Shareholders and/or the Company, as applicable, agree to promptly notify the Purchaser in writing of any material inaccuracy of a representation or warranty made by the Company or the Shareholders in this Agreement of which the Company or a Shareholder becomes aware prior to the Closing Date. The Purchaser agrees to promptly notify the Shareholders' Agent and the Shareholders in writing of any material inaccuracy made by the Purchaser in this Agreement of which the Purchaser becomes aware prior to the Closing Date and which could result in a Material Adverse Effect. The foregoing shall not limit the ability of the Company and the Shareholders to provide Supplements to the Schedules pursuant to Section 13.21.

         5.21 Landlord/Lessor Estoppel Certificates. Promptly on and after the date hereof, the Companies shall make reasonable commercial efforts to obtain landlord/lessor estoppel certificates from each of the landlords/lessors of the Leased Real Estate set forth and disclosed in Schedule 3.17. Such estoppel certificates shall include (i) the parties to the Leased Real Estate lease, (ii) the dates of commencement and termination of the Leased Real Estate lease, (iii) description of any extension, option or expansion terms, (iv) date of last payment under the Leased Real Estate lease and confirmation that all such payments under such lease have been paid in full to the date of the estoppel certificate, (v) confirmation that no additional rents, costs, charges or assessments are accruing and/or due under such lease, and (vi) a statement by the landlord/lessor that there are no breaches, defaults or other occurrences or events by either the landlord/lessor or the applicable Company under such lease as of the date of the estoppel certificate.

         5.22 Company Guarantees. All guarantees made by the Companies, contingent or otherwise, of any kind or nature made for or on behalf of the Shareholders, the Shareholders' Agent, any Affiliate of the Shareholders or the Companies or any of their respective trustees, officers, directors, employees or other representatives shall be fully and finally terminated, without recourse, and delivered to the Purchaser at and upon the Closing.

         5.23 Environmental Review.

                  (a) Subject to the approval of the landlords of the Leased Real Estate, to the extent required, the Companies shall permit the Purchaser or any reasonably qualified environmental consultant designated by the Purchaser (the "Environmental Consultant") to conduct a Phase I environmental audit, and, if reasonably determined by the Purchaser to be necessary, a Phase II environmental audit of the Leased Real Estate prior to Closing. Beginning immediately after the execution hereof, subject to such landlord approval, the Environmental Consultant shall have reasonable access to the Leased Real Estate during normal business hours, upon reasonable notice; provided, however, that neither the Purchaser nor the Environmental Consultant shall unreasonably interfere with the normal business operations of the Companies. The Purchaser shall pay all fees and expenses of the Environmental Consultant. The Purchaser shall indemnify and hold the Companies, the Shareholders and the Shareholders' Agent harmless from, against and in respect of any and all property damage caused by the Environmental Consultant.

                  (b) The Purchaser shall provide full, correct and complete copies of any and all environmental reports of any kind or nature prepared and/or delivered to the Purchaser or Stonepath within three
         (3) business days of their receipt, but in no event shall such delivery be later than fifteen (15) days prior to the Closing Date. The Shareholders and the Companies shall have the right and obligation to incorporate any and all such environmental reports into a Supplement to this Agreement and submit such Supplement to the Purchaser and Stonepath in accordance with Section 13.21 of this Agreement. Notwithstanding any contrary provision of such Section 13.21 or Section
         12.1 hereof, the Purchaser and Stonepath shall have the right to object to the Supplement and, if such objection is made, the Purchaser and Stonepath shall give notice that they intend to terminate this Agreement effective upon receipt of such notice. In the event this Agreement is so terminated, the Purchaser and Stonepath shall not have or make any claims of Loss or Losses hereunder which arise from, in connection with or incident to such termination of this Agreement.

                  (c) Following the Closing, none of the Companies, the Purchaser, Stonepath or any of their Affiliates or representatives will arrange for or conduct any investigation or investigations of any environmental matter other than (i) as required by applicable Environmental Laws, or (ii) in connection with a third party claim against the Purchaser or Stonepath with respect to the Leased Real Estate.

         5.24 Cooperation with Respect to Permits, Licenses and Regulatory Matters.

                  (a) Permits. The Shareholders shall, at their sole cost and expense, promptly perform such lawful acts and execute and deliver to the Purchaser such documents as the Purchaser may request to obtain the full benefits of the transfer of ownership of the Stock, and the Companies shall cooperate with the Purchaser to obtain for the Purchaser all transferable and nontransferable Permits issued by a Governmental Body necessary or appropriate to continue the operation of the Business in the ordinary course from and after the Closing Date.

                  (b) Regulatory Matters. Upon execution of this Agreement, the Purchaser, the Companies and the Shareholders shall promptly proceed to file all applications, consent requests and associated documentary material required by or necessary to obtain all approvals of any Governmental Body necessary to complete or satisfy the conditions to Closing with respect to the transactions contemplated by this Agreement.

         5.25 Audited Financial Statements. The Companies and the Shareholders shall cooperate with Stonepath and the Purchaser for the purpose of allowing a nationally recognized firm of independent certified public accountants to audit the books and records of the Companies for the calendar years ending December 31, 1998, December 31, 1999 and December 31, 2000 (the "Audited Financial Statements"). The Companies and the Shareholders shall use reasonable commercial efforts to assist in the audit and to facilitate the production of the Audited Financial Statements, including providing access to the books and records of the Companies in accordance with Section 5.1 of this Agreement. Promptly upon delivery of any draft or final version of the Audited Financial Statements to Stonepath or the Purchaser, Stonepath and/or the Purchaser shall deliver, or cause to have delivered, a true and correct copy of the draft or final Audited Financial Statement to the Shareholders' Agent and counsel to the Shareholders' Agent. In furtherance of the foregoing, the Companies shall execute and deliver such documents and instruments to the Closing Date Accountant as may be reasonably requested by such Closing Date Accountant. GAAP applied to such Audited Financial Statements shall be the same GAAP observed by the Companies, consistently applied for the years audited. Stonepath and/or the Purchaser shall pay all fees, costs and expenses arising from, incident to or in connection with the audit of the books and records of the Companies and the preparation of the Audited Financial Statements, including the fees, costs and expenses of the Companies' independent accountants in rendering services in connection with such audit and preparation and review of the Audited Financial Statements, regardless as to whether the transactions contemplated hereby proceed to Closing and regardless as to the reason this Agreement is not closed.

         5.26 Shareholder Guarantees. Schedule 5.26 sets forth a list of guarantees (compiled in good faith by the Companies and the Shareholders) made by the Shareholders to third parties with respect to the Business. Each of the Parties shall use all reasonable commercial efforts prior to the Closing to cause each of the Shareholders to be released from any and all guarantees, contingent or otherwise, of any kind or nature, made for or on behalf of any of the Companies or in connection with the Business (a "Shareholder Guarantee"). The release of the Shareholder Guarantee(s) shall be evidenced by the return of the original guaranty at the Closing or by the delivery of an irrevocable release executed by the beneficiary of the Shareholder Guarantee. In the event that the Shareholder releases have not been so released at the Closing, Stonepath and the Purchaser shall make continuous reasonable commercial efforts to have terminated, extinguished or otherwise released any remaining Shareholder Guarantee(s) (and provide all documents and instruments to evidence such termination, extinguishment or release) and shall defend, indemnify and hold the Shareholders harmless from any Shareholder Guarantee.

         5.27 Director and Officer Indemnification.

                  (a) After the Closing Date, Stonepath and the Purchaser will
         (i) indemnify, defend and hold harmless the present and former officers and directors of the Companies

         (the "Director Indemnified Parties") in respect of acts or omissions occurring on or prior to the Closing Date to the extent provided under Applicable Law or under the organizational documents of the Companies, in each case as in effect on the date hereof, and (ii) advance expenses as incurred by the Director Indemnified Parties to the fullest extent permitted under Applicable Law or under the Companies' organizational documents, in each case as in effect on the date hereof; provided, that such indemnification and advancement or expenses shall be subject to any limitation imposed from time to time under Applicable Law; provided further, that no Director Indemnified Party shall be entitled to indemnification for any payment such Director Indemnified Party is required to make to the Purchaser as a Shareholder under the indemnification terms of this Agreement; provided further, however, that a claim made (x) in an action against a Company or the Companies and the director or (y) against the director only, in each case in his capacity as director, shall not preclude the director from indemnification hereunder, including costs, expenses, counsel and other fees, and the judgment or settlement of such claim, regardless of any liability for indemnification such director may have as a Shareholder hereunder, if such director otherwise meets the indemnification requirements under Applicable Law.

                  (b) The provisions of this Section 5.27 are intended to be for the benefit of, and shall be enforceable by, each of the Director Indemnified Parties, their heirs and personal representatives.

         5.28 Executive Employment Agreements. At and upon the Closing, MGR shall enter into executive employment agreements with certain members of management and key personnel of the Companies set forth in Schedule 7.9. Each of the Shareholders shall be employed under employment agreements substantially in the form of Exhibit G. The Shareholders each agree to execute and deliver an employment agreement substantially in the form of Exhibit G and Schedule 7.9 hereto (which includes their title, salary information, vacation time and monthly automobile lease allowance.

         5.29 Prohibition on Trading Activities. The Shareholders acknowledge that they have been advised by Stonepath and are otherwise aware that the United States Securities laws prohibit any Person (including the Shareholders) who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the stock of Stonepath, or from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such a Person is likely to purchase or sell securities of Stonepath. The Shareholders agree that they will not purchase or sell any securities of Stonepath or communicate such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities of Stonepath.

         5.30 Pre-Closing Liability and Indemnification. Stonepath and the Purchaser agree that, prior to the Closing, in the event of any claim of a Loss or Losses of breach of this Agreement or any other Ancillary Document by Stonepath and/or the Purchaser by the Companies, the Shareholders or the Shareholders' Agent, the sole Person that may be claimed against, and subject to an indemnity obligation or any Liability with respect to any such claim, shall be the Companies. In furtherance of the foregoing, (a) Stonepath and the Purchaser agree that no claim of Loss or Losses or any other action shall be made or taken against the Shareholders or the Shareholders' Agent in the event this Agreement and the transactions contemplated hereby are not closed and that any such claims shall be made under such circumstances, if at all, solely against a Company or the Companies, except pursuant to an action for specific performance under
Section 13.20 of this Agreement, and (b) the Companies agree that they shall be bound by the indemnification provisions of Section 9.1 of this Agreement prior to the Closing.

         5.31 Year 2000 S Corporation Distributions. Stonepath and the Purchaser consent to and agree, notwithstanding any contrary provision of this Agreement or any Ancillary Document, that the Companies may declare dividends and authorize the payment of and pay dividend distributions (or cause such actions) from the Companies, in the case of declaration and authorization, prior to the Closing, of any amount of the Companies continued S corporation net income before Taxes from the calendar year 2000 which represents taxed but unpaid income to the Shareholders to the extent that such taxed but unpaid income for the calendar year 2000 exceeds $3,000,000.

         5.32 Year 2001 S Corporation Distributions. Stonepath and the Purchaser consent to and agree, notwithstanding any contrary provision of this Agreement or any Ancillary Document, that the Companies may declare dividends and authorize the payment of and pay dividend distributions (or cause such actions) from the Companies, in the case of declaration and authorization, prior to the Closing, of forty-five percent (45%) of the Companies' combined S corporation net income before Taxes for the portion of calendar year 2001 prior to or on the Closing Date which represents untaxed (but taxable) and unpaid income to the Shareholders.

         5.33 Payment of Shareholder Loans. Stonepath and the Purchaser hereby acknowledge and agree to consent to the continuation of the payment of the Companies' existing loans from the Shareholders to the Companies from the date of this Agreement through the date of Closing. In the period after the Closing Date, Stonepath and the Companies covenant and agree to continue such payments in a manner consistent with that established in the period before the Closing, and further agree that the Companies shall pay such Shareholder loans in full not later than December 31, 2001. Schedule 5.33 sets forth the principal balances and schedule for such payments.

         5.34 Payment of Audit Fees. Stonepath shall timely pay any and all fees, costs and expenses in connection with the preparation of the Audited Financial Statements and in accordance with Section 5.25 above.

         5.35 Other Matters. Except as expressly permitted or contemplated by this Agreement, the Companies shall not (a) issue or commit to issue any shares of capital stock or other securities convertible into capital stock, or Rights,
(b) authorize, pay or incur any obligation to pay any dividend on its capital stock or make or incur any obligation to make any distribution or redemption with respect to its capital stock, (c) terminate any material Contract or lease of Leased Real Estate, (d) cancel, release, or assign any indebtedness owed to them or any claims, except in the Ordinary Course of Business, or (e) enter into or modify any agreement with a Related Person.

                                   ARTICLE 6

             MUTUAL CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS

         Unless waived in writing by the Parties, each and every obligation of the Purchaser, the Shareholders and the Shareholders' Agent to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

         6.1 Proceedings. There being no (i) Proceedings which have been brought, asserted, commenced or Threatened against the Purchaser, the Companies and/or the Shareholders by any Person involving or affecting in any way the Purchaser's, the Companies' or, the Shareholders' consummation of the transactions contemplated hereby, or (ii) Applicable Laws restraining or enjoining or which may reasonably be expected to nullify or render ineffective this Agreement or the consummation of the transactions contemplated hereby or which otherwise could reasonably be expected to have a Material Adverse Effect.

         6.2 Consents and Approvals. The Purchaser and the Shareholders' Agent shall have received evidence, in form and substance reasonably satisfactory to the respective counsel for the Purchaser and the Shareholders, that all material consents, waivers, releases, authorizations, approvals, licenses, certificates, Permits and franchises of all Persons (including each and every Governmental
Body) as may be necessary to consummate the transactions contemplated by this Agreement and for the Purchaser to carry on and continue the operations of the Companies as they are now conducted have been obtained. All consents of a Governmental Body shall be by Final Order; provided, however, that if the Purchaser and the Shareholders' Agent waive the condition of Governmental Body consent by Final Order, the Parties shall consider the Governmental Body consent without Final Order sufficient to proceed to Closing according to the other terms of this Agreement. "Final Order" means an action or decision of the Governmental Body as to which (i) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of such petition or application has passed, (iii) the Governmental Body does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and (iv) no judicial appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

         6.3 Fairness Opinion. Stonepath shall have received a fairness opinion from its investment bankers which states that the transaction contemplated by this Agreement and the Ancillary Documents is fair from a financial point of view.

         6.4 Audited Financial Statements. Stonepath shall have received the Audited Financial Statements, and such Audited Financial Statements do not disclose (i) a negative difference of greater than ten percent (10%) from the aggregate net pre-tax income of the Companies as shown the unaudited financial statements described in Section 3.12(a) hereof of the Companies for the calendar years 1998, 1999 and 2000; (ii) a Liability that has not been disclosed to Purchaser in this Agreement, including the Schedules and the matters described in Section 3.12(b) hereof, that is material to the combined Audited Financial Statements taken as a whole. In the event that either of the foregoing conditions to the Closing are not satisfied and the

Purchaser nonetheless elects to proceed to the Closing and the Closing occurs , then neither the Purchaser nor Stonepath shall have any claim of Loss or Losses hereunder for or related to the specific variance which caused the condition to Closing not to be satisfied.

                                   ARTICLE 7

         ADDITIONAL CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

         Unless waived by the Purchaser in writing, each and every obligation of the Purchaser to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

         7.1 Accuracy of Representations and Warranties. The representations and warranties made by the Shareholders in this Agreement (including those set forth in Sections 3.27 and 3.28) and the Ancillary Documents to be executed and/or delivered by the Shareholders' Agent and the Shareholders pursuant to this Agreement and the Ancillary Documents, shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing.

         7.2 Compliance with Covenants and Agreements. The Shareholders, the Shareholders' Agent and the Companies shall have performed and complied with all of the covenants, agreements and obligations under this Agreement which are to be performed or complied with by them at or prior to the Closing, including the execution and/or delivery of the Ancillary Documents specified in Section 2.6(b) hereof or in such Ancillary Documents, all of which shall be reasonably satisfactory in form and substance to counsel for the Purchaser.

         7.3 No Material Adverse Change. As of the Closing Date, nothing shall have occurred which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Companies.

         7.4 Approval by Counsel. All actions, Proceedings, instruments and documents required of the Companies, the Shareholders' Agent and/or the Shareholders to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for the Purchaser, and such counsel shall have been furnished with such certified copies of actions and Proceedings and such other instruments and documents as they shall have reasonably requested.

         7.5 Legal Opinion. The Purchaser shall have received an opinion from the counsel for the Shareholders and the Shareholders' Agent, dated as of the Closing Date, in form and substance satisfactory to the Purchaser in the Purchaser's reasonable commercial discretion.

         7.6 Resignation of Officers and Directors. All officers and directors of the Companies whose resignations have been requested by the Purchaser shall have been submitted effective as of the Closing Date.

         7.7 Corporate Action. The Purchaser shall have received (a) certificates of the Secretaries of the Companies as to the incumbency and signatures of the officers and directors, and (b) good standing certificates of existence from the State of Minnesota for each of the Companies dated within five (5) days of the Closing Date.

         7.8 Employees. No executive officer, key employee or group of employees shall have ceased to be employed by the Companies or expressed an intention to terminate his or her employment with the Companies.

         7.9 Employment Agreements. Each of the Shareholders and the employees of the Companies who are set forth on Schedule 7.9 shall have executed and delivered employment agreements (including non-competition provisions) acceptable to the Purchaser.

         7.10 Schedule of Transactional Expenses. The Shareholders shall have delivered to the Purchaser an itemized schedule setting forth the aggregate amount of the Transactional Expenses paid by the Companies through the Closing Date (the "Aggregate Transactional Expenses") as Schedule 7.10 to this Agreement.

         7.11 Transfer of Corporate Names. The corporate and assumed names "Air Plus Logistics" and "Fulfillment Logistics," and all associated rights shall be owned by MGR on the Closing Date.

         7.12 Termination of Encumbrances on Stock. The Encumbrances and interests in the Stock set forth in Schedule 3.2 have been terminated on or before the Closing Date.

                                   ARTICLE 8

        ADDITIONAL CONDITIONS PRECEDENT TO THE SHAREHOLDERS' OBLIGATIONS

         Unless waived by the Shareholders in writing, each and every obligation of the Shareholders to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

         8.1 Accuracy of Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement and the Ancillary Documents to be executed and/or delivered by the Purchaser pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing.

         8.2 Compliance with Covenants and Agreements. The Purchaser shall have performed and complied with all of its covenants, agreements and obligations under this Agreement which are to be performed or complied with by it at or prior to the Closing, including the execution and/or delivery of the Ancillary Documents specified in Section 2.6(c) hereof or in such Ancillary Documents, all of which shall be reasonably satisfactory in form and substance to counsel for the Shareholders.

         8.3 Approval by Counsel. All actions, Proceedings, instruments and documents required of the Purchaser to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for the Shareholders' Agent and the Shareholders, and such counsel shall have been furnished with such certified copies of actions and Proceedings and such other instruments and documents as they shall have reasonably requested.

         8.4 Legal Opinion. The Shareholders shall have received an opinion from the counsel for the Purchaser and Stonepath, dated as of the Closing Date, in form and substance satisfactory to the Shareholders' Agent and the Shareholders in their reasonable commercial discretion.

         8.5 Delivery of Purchase Price and Other Consideration. The Purchaser shall have delivered to the Shareholders, against receipt of the certificates for the Stock, the Closing Date Purchase Price to be paid on the Closing Date determined in accordance with Section 2.3.

         8.6 Installment Sales Tax Treatment. The transactions contemplated by this Agreement shall qualify under the Code for use of the installment method of reporting taxable income with respect to any amounts of the Purchase Price to be received by the Shareholders after the Closing Date.

         8.7 Management Incentive Program. The management incentive program plan document (described in Section 11.10), acceptable to the Shareholders' Agent in its sole discretion, shall have been delivered by Stonepath to the Shareholders' Agent.

                                   ARTICLE 9

                                 INDEMNIFICATION

         9.1 Indemnification by the Companies and the Shareholders. The Companies (prior to and on the Closing) and the Shareholders (jointly and severally, but (i) only with respect to the period after the Closing, and (ii) only with respect to the Company or Companies in which such Shareholder was a shareholder) against which a Loss or Losses are claimed) hereby covenant and agree to indemnify and hold the Purchaser, its officers, directors, employees, Affiliates, shareholders and agents, and each of their respective heirs, personal representatives, successors and assigns, harmless from, against and in respect of any and all losses, costs, expenses (including without limitation, reasonable attorneys' fees and disbursements of counsel), Liabilities, damages, fines, penalties, charges, assessments, judgments, settlements, claims, causes of action and other obligations of any nature whatsoever (but excluding incidental, consequential and special damages and Liability unless directly asserted by a third party pursuant to a third party claim) (individually, a "Loss" and collectively "Losses") that any of them may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each of the following:

                  (a) the breach or inaccuracy of any representation or warranty made by the Companies and the Shareholders in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by the Shareholders pursuant hereto and thereto; provided, however, that the Shareholders shall not be required to provide such indemnification for the breach or inaccuracy of any such representation or warranty (other than representations or warranties contained in Sections 3.2, 3.9, 3.10,

         3.27 or 3.28 hereof) unless and until the Purchaser, its officers, directors, employees, Affiliates and other representatives shall have sustained cumulative Losses as a result of one or more such breaches or inaccuracies of at least One Hundred Thousand Dollars ($100,000) (the "Basket Amount"). Once the aggregate amount of Losses exceeds the Basket Amount, the Shareholders shall provide indemnification for all Losses sustained as a result of such breach(es) or inaccuracies of the applicable representations and warranties only for Losses in excess of the Basket Amount (and shall have no Liability with respect to the Loss or Losses which comprise the Basket Amount); or

                  (b) the breach of any covenant or agreement made by the Company, the Shareholders or the Shareholders' Agent in this Agreement or the Ancillary Documents executed and/or delivered by the Companies, the Shareholders or the Shareholders' Agent pursuant hereto or thereto; or

                  (c) any incurrence by the Purchaser or the Companies of an amount or amounts for Transactional Expenses paid by the Companies exceeding the paid Aggregate Transactional Expenses set forth on
         Schedule 7.10; or

                  (d) a Loss or Losses exceeding $250,000 incurred after the Closing Date by MGR (computed by the payment by MGR of a Loss or Losses) arising from the litigation matter MGR, Inc. d/b/a Air Plus Limited v. Viscom Technology Group, Inc. and John Does 1-100, Dakota County District Court File No. 19-C3-01-8455, as described in Schedule
         3.7 of this Agreement. Notwithstanding any contrary provision of this Agreement, the Parties have agreed that, in furtherance of the foregoing:


                           (i) the $250,000 threshold described above shall be
                  exclusive of, and not a part of, the Basket Amount; and

                           (ii) the $250,000 threshold described above shall be
                  a fully deductible amount and the Shareholders shall not under any circumstances be responsible for any such Loss or Losses which is equal to or less than $250,000; and

                           (iii) MGR shall continue to retain Briggs and Morgan,
                  Professional Association, as sole counsel to MGR, and no other counsel fees or expenses incurred by MGR, Stonepath and/or the Purchaser shall be chargeable against the $250,000 threshold described above; and

                           (iv) the Shareholders' Agent shall have the sole and
                  exclusive control of and direct the Viscom litigation; and

                           (v) each of the Shareholders, the Companies,
                  Stonepath and the Purchaser shall, at the Closing, execute a conflict of interest representation waiver with respect to Briggs and Morgan, Professional Association's representation of MGR in the Viscom litigation; and

                           (vi) in the event any Loss or Losses arising from the
                  Viscom litigation is in excess of $250,000, the sole and exclusive remedy of Stonepath, the Purchaser and/or the Companies against the Shareholders shall be to claim and offset against any further amount required to be paid to the Shareholders from and after the date the $250,000 threshold amount is exceeded; provided, further, that Stonepath, the Purchaser and/or the Companies shall have no right to claim any amount paid to the Shareholders prior to the date such threshold is exceeded, whether in the form of Earn-Out or otherwise.

         Notwithstanding the foregoing, any Loss or aggregate Losses to be indemnified by the Shareholders to the Purchaser under this Agreement shall not exceed fifty percent (50%) of the Purchase Price. Any claim of indemnification by the Purchaser from, in connection with or incident to any Loss or Losses related to Taxes shall be governed by Article 10 of this Agreement.

         9.2 Indemnification by the Purchaser. The Purchaser covenants and agrees to defend, indemnify and hold the Shareholders and the Shareholders' Agent (individually), and their respective officers, trustees, beneficiaries, heirs, personal representatives, successors and assigns, harmless from, against and in respect of any and all Losses that any of them may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each of the following:

                  (a) the breach or inaccuracy of any representation or warranty made by the Purchaser in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by the Purchaser pursuant hereto and thereto; or

                  (b) the breach of any covenant or agreement made by the Purchaser in this Agreement or the Ancillary executed and/or delivered by the Purchaser pursuant hereto or thereto; or

                  (c) any and all damages caused by the Environmental Consultant; or

                  (d) any Shareholder Guarantee described in Section 5.26.

         9.3 Procedure for Indemnification. In the event a Party, including its trustees, officers, directors, employees, Affiliates and other representatives, intends to seek indemnification pursuant to the provisions of Sections 9.1 or
9.2 hereof (the "Indemnified Party"), the Indemnified Party shall promptly give written notice hereunder to the other Party (the "Indemnifying Party") after obtaining written notice of any claim, investigation, or the service of a summons or other initial or continuing legal or administrative process or Proceeding in any action instituted against the Indemnified Party as to which recovery or other action may be sought against the Indemnified Party because of the indemnification provided for in Section 9.1 or 9.2 hereof, and, if such indemnity shall arise from the claim of a third party, the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim, with counsel reasonably acceptable to the Indemnified Party (such acceptance not to be unreasonably withheld, delayed or conditioned); provided, however, that the Indemnified Party shall not be required to permit such an assumption of the defense of any claim or Proceeding which, if not first paid, discharged or otherwise complied with, would result in a material interruption or disruption of the business of the Indemnified Party, or any material part thereof. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of the Indemnified Party to give such notice (or by delay by the Indemnified Party in giving such notice) unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend any such claim or action by a third party within twenty (20) days after written notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or action.

         If the Indemnifying Party assumes the defense of such claim, investigation or Proceeding resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim, investigation or Proceeding shall include taking all steps necessary in the defense or settlement of such claim, investigation or Proceeding and holding the Indemnified Party harmless from and against any and all Losses arising from, in connection with or incident to any settlement approved by the Indemnifying Party or any judgment entered in connection with such claim, investigation or Proceeding, except where, and only to the extent that, the Indemnifying Party has been prejudiced by the actions or omissions of the Indemnified Party. The Indemnifying Party shall not, in the defense of such claim or any Proceeding resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned) or enter into any settlement (except with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned) unless (i) there is no finding or admission of any violation of Applicable Law and no material effect on any claims that could reasonably be expected to be made against the Indemnified Party, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party or are Losses which are or may be properly applied in full by the Indemnifying Party against the Basket Amount, and (iii) the settlement shall include the giving by the claimant or the plaintiff to the Indemnified Party a release from all Liability in respect to such claim or litigation.

         If the Indemnifying Party assumes the defense of such claim, investigation or Proceeding resulting therefrom, the Indemnified Party shall be entitled to participate in the defense of the claim, but solely by observation and comment to the Indemnifying Party, and the counsel selected by the Indemnified Party shall not appear on its behalf in any Proceeding arising hereunder. The Indemnified Party shall bear the fees and expenses of any additional counsel retained by it to participate in its defense unless any of the following shall apply: (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party, or (ii) the Indemnifying Party's legal counsel shall advise the Indemnifying Party in writing, with a copy to the Indemnified Party, that there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel. If clause (i) or (ii) in the immediately preceding sentence is applicable, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party to represent the Indemnified Party, but in no event shall the Indemnifying Party be obligated to pay the costs and expenses of more than one such separate counsel for any one complaint, claim, action or Proceeding in any one jurisdiction.

         If the Indemnifying Party does not assume the defense of any such claim by a third party or litigation resulting therefrom within twenty (20) days after receipt of notice from the

Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it reasonably deems appropriate, and unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the cost (including attorneys' fees) of defending the same, the Indemnified Party may settle such claim or Proceeding on such terms as it may reasonably deem appropriate and the Indemnifying Party shall, subject to its defenses and the applicability of any remaining Basket Amount provided for in
Section 9.1(a) hereof, promptly reimburse the Indemnified Party for the amount of such settlement and for all reasonable costs (including attorneys' fees), expenses and damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim, investigation or litigation, or if any such claim or litigation is not so settled, the Indemnifying Party shall, subject to its defenses and the applicability of any remaining Basket Amount provided for in Section 9.1(a) hereof, promptly reimburse the Indemnified Party for the amount of any final nonappealable judgment rendered with respect to any claim by a third party in such litigation and for all costs (including attorneys' fees), expenses and damage incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a third party.

         Each Party shall cooperate in good faith and in all respects with each Indemnifying Party and its representatives (including without limitation its counsel) in the investigation, negotiation, settlement, trial and/or defense of any Proceedings (and any appeal arising therefrom) or any claim. The Parties shall cooperate with each other in any notifications to and information requests of any insurers. No individual professional or employee representative of any Person or their respective Affiliates, other than the Shareholders, shall be personally liable for any Loss or Losses under this Agreement, except as specifically agreed to by said individual representative.

         9.4 Dispute Resolution. In the event a dispute arises under this Agreement or any Ancillary Document, except with respect to Sections 2.2(b) and 2.5, the Guaranty or equitable remedies pursued under this Agreement (including
Section 11.6), such disputes shall be resolved in the manner set forth in this
Section 9.4.

                  (a) If a dispute arises under this Agreement, including any question regarding the existence, validity, interpretation or termination hereof, which is not described as an exception in this
         Section 9.4, the Purchaser and the Shareholders may invoke the dispute resolution procedure set forth in this Section 9.4 by giving written notice to the other Party. The Parties shall enter into discussions concerning this dispute. If the dispute is not resolved as a result of such discussion in ten (10) days, an attempt will be made to resolve the matter by a formal nonbinding mediation with an independent neutral mediator agreed to by the Parties. If the Parties cannot agree on a mediator within a period of ten (10) days after expiration of the ten
         (10) day period for resolution by discussion, then either Party may apply to any court of competent jurisdiction for appointment of a mediator, which appointment shall be binding and nonappealable. Upon commencement of the mediation process, the Parties shall promptly communicate with respect to a procedure and schedule for the conduct of the Proceeding and for the exchange of documents and other information related to the dispute. The mediation process shall be deemed ended if the dispute has not been resolved within thirty (30) days after appointment of the mediator.


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


                  (b) All claims, disputes or other matters in question between the Parties to this Agreement arising out of or relating to this Agreement which are not resolved by mediation in accordance with
         Section 9.4(a) within thirty (30) days after appointment of mediator shall be submitted for, subject to and decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association currently in effect as of the date of this Agreement ("AAA Rules"), except to the extent those rules are inconsistent with this Section 9.4. Any arbitration must be held in Minneapolis, Minnesota (if brought by the Purchaser) or Philadelphia, Pennsylvania (if brought by a Shareholder) by a single arbitrator mutually selected by the Parties hereto or, if the Parties hereto cannot agree on the appointment of such arbitrator within ten (10) days following the date notice of the dispute is given by a Party to the adverse Party, an arbitrator selected according to the AAA Rules. The arbitrator's award shall be final, conclusive and binding upon all Parties to this Agreement, and judgment may be entered upon it in accordance with the Federal Arbitration Act in any court of general jurisdiction or any United States District Court in the state in which the arbitration is held. The arbitrator shall be required to provide in writing to the Parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings (unless otherwise agreed to by the Parties), with such record constituting the official transcript of such Proceedings. The Shareholders and the Purchaser specifically desire this Arbitration clause to be governed by the United States Federal Arbitration Act, and not by the arbitration laws of any state.

                  (c) [THIS SECTION INTENTIONALLY OMITTED]

                  (d) In the event of arbitration filed or instituted between the Parties pursuant to this Section 9.4, the prevailing Party will be entitled to receive from the adverse Party all costs, damages and expenses, including reasonable attorney's fees, incurred by the prevailing Party in connection with that action or Proceeding, whether or not the controversy is reduced to judgment or award. The prevailing Party will be that Party who is determined by the arbitrator to have prevailed on the major disputed issues.

         9.5 Other Matters Affecting Indemnification and the Parties' Remedies. No Party shall have the obligation to indemnify another Party hereto for any portion of a Loss or Losses (x) that is recovered or reasonably recoverable by such Party under any insurance policy, or (y) which may be offset by a Tax benefit realized or which may be realized in connection with or with respect to such Loss or Losses. In addition to the foregoing, the Parties acknowledge and agree that no claim of Loss or any Losses by the Purchaser or its Affiliates shall be made (i) with respect to Section 3.12(a), it being understood and agreed that (A) the condition of Closing, and the right of the Purchaser not to close the transaction due to the variances in the Audited Financial Statements described in Section 6.4, and (B) the Retained Earnings Adjustment described in Sections 2.2(b) and 2.5, shall be the sole and exclusive remedies for any claims of Loss or Losses arising from, in connection with, or incident to the inaccuracy or breach of the representations and warranties made in Section 3.12(a), and (ii) no claim of Loss or Losses shall be made with respect to the pre-Closing representations and warranties of the Shareholders and the Companies under Sections 3.27 and 3.28 (other than Section 3.28(e)) hereof. Nothing contained in the foregoing provisions of this Section 9.5 shall affect the Purchaser's right to make a post-Closing claim of a Loss or Losses arising from a breach of Sections 3.27 or 3.28 based


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
upon the bring-down certificate delivered to the Purchaser by the Shareholders at the Closing. Rescission shall not be an available remedy to the Parties, except in the case of fraud. No multiplier will be used in the computation of a Loss or Losses and the actual economic loss shall be computed on a dollar-for-dollar basis.

         9.6 Exclusive Remedy. Except for (x) the Shareholders' and the Shareholders' Agent's right to make a claim against Stonepath under the Guaranty, (y) the rights and remedies of the Parties to make claims and seek remedies (including equitable remedies) under Section 2.2, Section 2.5, Article 10, Section 11.6 and Section 13.20, the rights and remedies set forth in Article 9 are exclusive and in lieu of any and all other rights and remedies which a Party may have under this Agreement, the Ancillary Documents or Applicable Law with respect to the transactions contemplated by this Agreement, in each case in the absence of fraud.

         9.7 No Right of Contribution or Claim. After the Closing, (i) the Shareholders shall not have any right of contribution against any Company for any breach of representation, warranty, covenant or agreement of such Company under this Agreement, except for the right of payment, if any, under Section
11.15 hereof, and (ii) the Companies, individually or collectively, shall not have any right to claim a Loss or Losses against any Shareholder or the Shareholders' Agent, or their respective professional advisors for any breach of representation, warranty, covenant or agreement, of such Shareholder under this Agreement, except for the right of payment, if any, under Section 11.15 hereof.

                                   ARTICLE 10

                                   TAX MATTERS

         The following provisions shall govern the allocation of responsibility as between the Purchaser and the Shareholders' Agent for certain Tax matters following the Closing Date:

         10.1 Tax Returns.

                  (a) The Shareholders' Agent has the exclusive authority and obligation to prepare, execute on behalf of the Companies and timely file, or cause to be prepared and timely filed, all Tax Returns of the Companies that are due with respect to any taxable year or other taxable period ending prior to or ending on and including the Closing Date. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, Loss or credit arising out of the income, properties and operations of the Companies shall be reported or disclosed in such Tax Returns; provided, however, that such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices with respect to such items.

                  (b) Except as provided in Section 10.1(a), the Purchaser shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Companies; provided, however, with respect to Tax Returns to be filed by the Purchaser pursuant to this Section 10.1 for taxable periods beginning before the Closing Date and ending after the Closing Date, items set forth on such Tax Returns shall be treated in a manner consistent with the past practices with respect to such items. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, Loss or credit arising out of the income, properties and operations of the Companies shall be reported or disclosed on such Tax Returns.

         10.2 Controversies. The Purchaser shall promptly notify the Shareholders' Agent in writing upon receipt by the Purchaser or any Affiliate of the Purchaser (including the Companies after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending prior to or ending on and including the Closing Date for which the Shareholders may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter"). The Shareholders' Agent, or its duly appointed representative (the "Shareholders' Representative"), at its expense on behalf of the Shareholders, shall have the authority to represent the interests of the Companies with respect to any Tax Matter before the IRS, any other taxing authority, any other governmental agency or authority or any court and shall have the sole right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, a Tax Matter; provided, however, that the Shareholders' Agent shall not enter into any settlement of or otherwise compromise any Tax Matter that affects or may affect the Tax Liability of the Purchaser, the Companies or any Affiliate of the foregoing for any period ending after the Closing Date, including the portion of a period beginning before the Closing Date and ending after the Closing Date (the "Overlap Period") that is after the Closing Date, without the prior written consent of the Purchaser. The Shareholders' Agent or the Shareholders' Representative shall keep the Purchaser fully and timely informed with respect to the commencement, status and nature of any Tax Matter. The Shareholders' Agent shall, in good faith, allow the Purchaser, at its sole expense, to make comments to the Shareholders' Agent or the Shareholders' Representative, regarding the conduct of or positions taken in any such Proceeding.

         Except as otherwise provided in this Section 10.2, the Purchaser shall have the sole right to control any audit or examination by any Taxing authority, initiate any claim for refund or amend any Tax Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of the Companies for all taxable periods; provided, however, that the Purchaser shall not, and shall cause its Affiliates (including the Companies) not to, enter into any settlement of any contest or otherwise compromise any issue with respect to the portion of the Overlap Period ending on or prior to the Closing Date without the prior written consent of the Shareholders' Agent, which consent shall not be unreasonably withheld.

         10.3 Transfer Taxes. All transfer, documentary, stamp, registration, sales and use, registration, stamp and similar Taxes and fees (including all penalties and interest) imposed in connection with the sale of the Stock or any other transaction that occurs pursuant to this Agreement shall be borne solely by the Shareholders.

         10.4 Amended Tax Returns. Neither the Shareholders' Agent nor the Companies shall file or cause to be filed any amended Tax Return or claims for refund without the prior


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


written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, except for such amended Tax Returns or claims for refund filed in connection with the resolution of any Tax Matter in accordance with Section 10.2.

         10.5 Non-foreign Person Affidavit. The Shareholders shall furnish to the Purchaser on or before the Closing Date a non-foreign Person affidavit as required by Section 1445 of the Code.

         10.6 Indemnification.

                  (a) The Shareholders hereby covenant and agree to indemnify, defend and hold harmless the Purchaser, its Affiliates (including the Companies) and the successors to the foregoing (and their respective shareholders, officers, directors, employees and agents) against (i) all Taxes, Losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any Party based upon, attributable to, or resulting from the failure of any representation or warranty made with respect to Taxes in this Agreement, including those made pursuant to Section 3.9 to be true and correct as of the Closing Date, (ii) all Taxes imposed on or asserted against the properties, income or operations of the Companies for all Pre-Closing Periods to the extent such Taxes have not been fully reserved for on the Closing Balance Sheet, and (iii) all Taxes imposed on the Companies, or for which the Companies may be liable, as a result of any transaction contemplated by this Agreement, including any Taxes imposed on or incurred by the Purchaser or the Companies arising from, in connection with or incident to Section 1374 of the Code and any comparable provision of state or other Applicable Law or otherwise as a result of the joint election under Section 338(h)(10) of the Code to treat the sale of the Stock pursuant to this Agreement as an asset sale for Federal income Tax purposes, and any analogous provisions of state and local law. The Purchaser shall promptly give the Shareholders' Agent and its representatives written notice of all Taxes, Losses, claims and expenses which the Purchaser has reasonably determined may give rise to a right of indemnification under this Section 10.6, including a computation of the amount of the claimed indemnification with sufficient detail and particularity to enable the Shareholders' Agent to reasonably determine the amount of such required indemnification.

                  (b) In the event that the Purchaser fails to notify the Shareholders' Agent with respect to a Tax Matter in accordance with the provisions of Section 10.2, the Shareholders' Agent shall not be obligated to indemnify the Purchaser under Section 10.6 to the extent that such failure to notify the Shareholders' Agent has a Material Adverse Effect on the Shareholders' Agent's ability to defend against such Tax Matter.

         10.7 Section 338 Election. The Shareholders and the Purchaser shall jointly complete and make elections under Section 338(h)(10) (with respect to the Companies) of the Code on Form 8023-A or in such other manner as may be required by rule or regulation of the IRS, and shall jointly make such elections in the manner required under any analogous provisions of state or local law as the Purchaser shall designate or as shall be required, concerning the transactions contemplated by this Agreement. The Purchaser shall, with the assistance and cooperation of the Shareholders, prepare all such Section 338(h)(10) forms required as attachments to Form 8023-A


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
(and all forms under analogous provisions of state or local law) in accordance with applicable Tax laws, and the Purchaser shall deliver such forms and related documents to the Shareholders at least sixty (60) days prior to the due date of filing. The Shareholders shall deliver to the Purchaser at least forty-five (45) days prior to the due date of filing such completed forms as are required to be filed under Section 338(h)(10) of the Code (and analogous provisions of state or local law). The Purchaser and the Shareholders shall use reasonable commercial efforts to agree upon, as soon as practicable after Closing but in no event later than one hundred twenty (120) days following the Closing Date, the computation of the modified aggregate deemed sale price ("MADSP") (as defined under Treasury Regulations). In the event no such agreement is reached within such period, the MADSP shall be computed by the Independent Accountants in accordance with the general procedures set forth in Section 2.5(f) hereof. The decision of the Independent Accountants shall be final and binding on the Purchaser, Stonepath and the Shareholders.

         10.8 Valuation and Allocation.

                  (a) The Parties agree that the fair market value of the fixed assets will be as set forth on Exhibit H attached hereto, unless prior to the Closing Date, the Parties mutually agree that an adjustment to such valuation is necessary to reflect any valuation changes after the date hereof.

                  (b) The Shareholders and the Purchaser agree that the Purchaser shall perform or cause to be performed an initial valuation of assets and allocation of purchase price of the Companies, on a Company by Company basis, for purposes of Section 338 of the Code. The Purchaser shall provide the Shareholders' Agent with drafts of such valuation of assets and allocation of MADSP (which shall be prepared on a basis consistent with this Section 10.8) within one hundred twenty
         (120) days after the Closing Date. The Shareholders' Agent shall have forty-five (45) days to provide the Purchaser with any objections to such drafts. If the Shareholders' Agent shall object to the computation or allocation by the Purchaser of such amounts, and the Purchaser and the Shareholders' Agent shall not reach agreement on the computation or allocation within thirty (30) business days after notification by the Shareholders' Agent of its objection, the Purchaser and the Shareholders' Agent shall submit the issue to arbitration by a nationally recognized accounting firm as shall be mutually acceptable to the Purchaser and the Shareholders' Agent for resolution of the disagreement within ten (10) days, it being agreed that the Purchaser and the Shareholders' Agent will jointly share the fees and expenses of such accounting firm. The valuations and allocations determined pursuant to this Section 10.8 shall be used for purposes of all relevant Tax Returns, reports and filings.

         10.9 Post-Closing Access and Cooperation. From and after the Closing Date, the Purchaser agrees, and agrees to cause the Companies, to permit the Shareholders' Agent or the Shareholders' Representative to have reasonable access, during normal business hours, to the Companies' books and records, to the extent that such books and records relate to a Pre-Closing Period, and personnel, for the purpose of enabling the Shareholders' Agent to: (i) prepare the Tax Returns specified in Section 10.1, (ii) investigate or contest any Tax Matter which the

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
Shareholders' Agent has the authority to conduct under Section 10.2, and (iii) evaluate any claim for indemnification under Section 10.6.

                                   ARTICLE 11

                     PERFORMANCE FOLLOWING THE CLOSING DATE

         The following covenants and agreements are to be performed after the Closing by the Parties and shall continue in effect for the periods respectively indicated or, where no indication is made, until performed:

         11.1 Further Acts and Assurances. The Parties agree that, at any time and from time to time, on and after the Closing Date, upon the reasonable request of the other Party, they will do or cause to be done all such further acts and things and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all papers, documents, instruments, agreements, assignments, transfers, assurances and conveyances as may be necessary or desirable to carry out and give effect to the provisions and intent of this Agreement. In addition, from and after the Closing Date, the Purchaser will afford to the Shareholders and their attorneys, accountants and other representatives access, during normal business hours, to such personnel, books and records relating to the Companies as may reasonably be required in connection with the preparation of financial information or the filing of Tax Returns and will cooperate in all reasonable respects in connection with claims and Proceeding asserted by or against third parties, relating to or arising from the transactions contemplated hereby.

         11.2 Non-Competition Agreement. During the period of thirty-six months
(36) months from and after the Closing Date, Koch covenants and agrees that he will not, without the Purchaser's prior written consent, which may be withheld or given in its sole discretion, directly or indirectly, or individually or collectively within the United States of America, lend any material credit, advice or assistance, or engage in any activity or act in any manner, including but not limited to, as an individual, owner, sole proprietor, founder, associate, promoter, partner, joint venturer, shareholder (other than as a less than five percent (5%) shareholder of a publicly traded corporation), officer, director, trustee, manager, employer, employee, licensor, licensee, principal, agent, salesman, broker, representative, consultant, advisor, investor or otherwise for the purpose of establishing, operating, assisting or managing any business or entity that is engaged in activities competitive with the Business of the Companies.

         11.3 Non-Solicitation Agreement. During the period of thirty-six (36) months from and after the Closing Date, Koch covenants and agrees that he will not, whether for his own account or for the account of any other Person, directly or indirectly interfere with the Companies' relationship with or endeavor to divert or entice away from the Companies any Person who or which at any time during the term of the Koch's affiliation with the Companies is an employee, vendor, supplier or customer of the Companies. The foregoing shall not apply to (i) employees, vendors, or suppliers who do not, at the time of any solicitation, have a relationship with the Companies in such capacity, and, in the case of customers, customers who at the time of the solicitation have not had a relationship with the Companies for at least one (1) year, (ii) the services of the Companies' accountants, lawyers or other professionals for the purpose of providing financial, accounting and legal services on behalf of the Shareholders in

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

connection with the preparation of the Closing Balance Sheet or other requirements of this Agreement, or (iii) any family member.

         11.4 Confidential Information. The Shareholders understand and agree that the Business of the Companies is based upon specialized work and that they have received, had access to and/or contributed to Confidential Information. Except as may be necessary or desirable (i) for defense of a Loss or conducting or participating in a Proceeding in accordance with Sections 9.1, 9.3 or 9.4 hereof, (ii) in enforcing the Shareholders' rights under this Agreement, (iii) for the purpose of filing any report with any Governmental Body, (iv) in connection with advice sought from an attorney, accountant or similar professional, or (v) in connection with their continued individual employment by the Companies or employment by or position with the Purchaser, the Shareholders agree that at all times from and after the Closing Date, they shall keep secret all such Confidential Information and that they will not directly or indirectly Use or Disclose the same to any Person without first obtaining the written consent of the Purchaser, which consent may be withheld or given in the Purchaser's sole discretion. At any time the Purchaser may so request, the Shareholders, their trustees, shareholders and Affiliates, shall turn over to the Purchaser all Confidential Information compiled by or delivered to the Shareholders, their trustees, shareholders and Affiliates, including copies thereof, in their possession, it being agreed that the same and all information contained therein are at all times the exclusive property of the Companies.

         11.5 Reasonableness of Covenants. The Shareholders acknowledge and agree that the geographic scope and period of duration of the restrictive covenants contained in Sections 11.2, 11.3 and 11.4 of this Agreement are both fair and reasonable and that the interests sought to be protected by the Purchaser and Companies are legitimate business interests entitled to be protected. The Shareholders further acknowledge and agree that the Purchaser would not have purchased the Shareholders' Stock in the Companies pursuant to this Agreement unless the Shareholders agreed to the covenants contained in such Sections.

         11.6 Injunctive Relief. The Parties agree that the remedy of damages at law for the breach by any Party of any of the covenants contained in this Agreement, including those in Sections 11.2, 11.3 or 11.4 is an inadequate remedy. In recognition of the irreparable harm that a violation by the respective Parties hereto of such covenants, including the Shareholders' obligations arising under Sections 11.2, 11.3 or 11.4, would cause the non-breaching Party hereto, each Party, on behalf of itself, its directors, shareholders, trustees and Affiliates, agrees that in addition to any other remedies or relief afforded by law, an Injunction against an actual or Threatened violation or violations may be issued against it and/or them and every other Person concerned thereby, it being the understanding of the Parties that both damages and Injunction shall be proper modes of relief and are not to be considered alternative remedies.

         11.7 Blue Pencil Doctrine. In the event that any of the restrictive covenants contained in this Article shall be found by a court of competent jurisdiction to be unreasonable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, then such restrictive covenant shall be deemed modified to the minimum extent necessary to make it reasonable and enforceable under the circumstances.


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

         11.8 Guarantees. In furtherance of the provisions of Section 5.22 hereof, the Shareholders shall (i) have a continuing obligation after the Closing to terminate, extinguish or otherwise remove any and all of the guarantees described in Section 5.22 hereof, and (ii) defend and indemnify the Purchaser with respect to such guarantees in accordance with Article 9 of this Agreement, including Section 9.1.

         11.9 Employee Retention. From and after the Closing Date, notwithstanding any provision in this Agreement to the contrary, all of the Companies' employees shall remain at-will employees of the Companies.

         11.10 Management Incentive Program. After the Closing, Stonepath shall establish or shall cause the Companies to establish a management incentive program, in the form of the management incentive program document to be delivered to the Shareholders' Agent at the Closing providing, among other things, incentive compensation for the key employees set forth in Schedule
11.10. The management incentive program shall be management-by-objective based with an opportunity to earn up to fifty percent (50%) of such employee's salary (the "Incentive") based on the following increments and conditions: (i) thirty-three percent (33%) of the Incentive in the event that the Companies in the aggregate achieve the annual financial performance criteria established within mutually agreeable annual business plans, (ii) thirty-three percent (33%) of the Incentive in the event specific business units achieve mutually agreeable annual financial performance criteria to be established within annual business plans, and (iii) thirty-four percent (34%) of the Incentive in the event that individual annual objectives established by a participant's immediate supervisor (and approved by Koch) are achieved. Any amounts accrued or paid to participants pursuant to the management incentive program (or any similar plan established on or after the Closing Date, other than bonuses paid to employees consistent with past practices of the Companies prior to the Closing Date), other than participants who are Shareholders, shall not be chargeable against the earnings of the Companies for purposes of the calculation of the Earn-Out.

         11.11 Stonepath Guaranty. Stonepath shall perform its obligations and continuing guarantee the due performance and payment by the Purchaser of all of the Purchaser's obligations arising under, in connection with or incident to this Agreement and any Ancillary Document pursuant to the Guaranty.

         11.12 Stonepath Earn-Out Covenants. Stonepath shall cause (i) the Earn-Out Financial Statements to be provided for the calendar years 2002, 2003, 2004 and 2005 pursuant to Section 2.2(a), and (ii) the transmittal and remittance to the Shareholders' Agent and the Shareholders, as required by this Agreement, of all documents, instruments, calculations, documentation and payments in connection with, arising from or incident to the Earn-Out.

         11.13 Payment of Shareholder Loans. Stonepath, the Purchaser and the Companies covenant that the Shareholder loans described in Section 5.33 shall be paid in the manner and in accordance with the timeframes set forth therein.

         11.14 Payment of Bonus and Profit Sharing Accrual. In the event that the Closing Balance Sheet contains accruals for bonuses and/or profit sharing estimated to be paid after the Closing Date, Purchaser and Stonepath shall cause the Companies to pay at least the amount of



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
such bonus and/or profit sharing accruals to, as applicable, (x) the employees of the Companies or (y) the profit sharing plan in accordance with and at the time or times consistent with past practice of the Companies.

         11.15 Adjustment for S Corporation Distributions.

                  (a) In the event that the amount declared and authorized as a dividend to the Shareholders prior to the Closing Date in distribution of the Companies' combined S corporation net income before Taxes for the portion of the calendar year 2001 described in Section 5.32 hereof is less than 45% of such 2001 net income before Taxes, the Companies shall pay (and Stonepath shall cause the Company to pay) to the Shareholders the difference between the amount paid to the Shareholders prior to the Closing Date and the amount computed as 45% such net income before Taxes upon finalization of the Closing Balance Sheet as described in Section 2.5(g) hereof.

                           (i) Example: Calendar year 2001 S corporation
                  combined net income of the Companies before Taxes is $777,000. 45% of such net income is $350,000. The Companies declare and authorize 2001 dividend distributions of $300,000. The amount of such 2001 dividend distributions is less than the 45% amount by $50,000 ($350,000 - $300,000). The starting combined retained earnings of the Companies must be assumed to be $3,000,000 due to the self-correcting Closing Date Retained Earnings Adjustment. Therefore, combined retained earnings is at least $3,000,000. The amount to be remitted to the Shareholders is $50,000, the amount of the underpayment of 45% of the combined calendar year 2001 S corporation net income of the Companies before Taxes ($350,000 - $300,000).

                  (b) In the event that the amount declared and authorized as a dividend to the Shareholders prior to the Closing Date in distribution of the Companies' combined S corporation net income before Taxes for the portion of the calendar year 2001 described in Section 5.32 hereof is greater than 45% of such 2001 net income before Taxes, and if:

                           (i) the combined retained earnings of the Companies'
                  equals or exceeds $3,000,000 as reported on the final Closing Balance Sheet, then the Shareholders shall remit to the Companies upon finalization of the Closing Balance Sheet as described in Section 2.5(g) hereof the excess amount over such 45% that was paid to the Shareholders, or

                           (ii) the combined retained earnings of the Companies
                  is less than $3,000,000, and the difference between such final Closing Balance Sheet combined retained earnings and $3,000,000 is less than the amount of the excess over such 45% paid to the Shareholders, then the difference between (x) $3,000,000 and the final combined retained earnings reported on the Closing Balance Sheet and (y) the excess over such 45% paid to the Shareholders, shall be paid to the Companies upon finalization of the Closing Balance Sheet as described in
                  Section 2.5(g) hereof.


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

                           (iii) Examples: (x) for (b)(i) above: Calendar year
                  2001 S corporation combined net income is $777,000. 45% of calendar year 2001 net income before Taxes equals $350,000. The Companies declared $475,000 in 2001 distributions. Final combined retained earnings reported on the final Closing Balance Sheet equals $3,302,000 ($3,000,000 + $777,000 -
                  $475,000); then

                                    (A) The excess 2001 distributions to the
                           Shareholders equals $125,000 ($475,000 - $350,000);

                                    (B) Final combined retained earnings
                           reported on the final Closing Balance Sheet exceeds $3,000,000 by $302,000 ($3,302,000 - $3,000,000);

                                    (C) But for the excess distributions, final
                           combined retained earnings would have been $3,427,000 ($3,302,000 + $125,000);

                                    (D) The Shareholders remit $125,000;

                  (y) for (b)(ii) above: 45% of calendar year 2001 net income before Taxes equals $450,000. The Shareholders received $475,000 in 2001 distributions. Final Retained Earnings reported on the final Closing Balance Sheet equals $2,985,000, then

                                    (A) The excess 2001 distributions to the
                           Shareholders equals $25,000 ($475,000 - $450,000);

                                    (B) Final combined retained earnings
                           reported on the final Closing Balance Sheet is less than $3,000,000 by $15,000 ($3,000,000 - $2,985,000);

                                    (C) But for the excess distribution final
                           combined retained earnings would have been $3,010,000 ($2,985,000 + $25,000);

                                    (D) Due to the Purchase Price Adjustment,
                           the Shareholders are already required to remit the difference between $3,000,000 and $2,985,000, or $15,000.

                                    (E) Therefore the Shareholders remit the
                           difference between (i) $3,000,000 and $2,985,000, or $15,000, and (ii) $25,000

                                    (F) The Shareholders remit $10,000 ($25,000
                           - $15,000 = $10,000).

                                   ARTICLE 12

                                   TERMINATION

         12.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned after the date of this Agreement, but not later than the Closing:

                  (a) by mutual written consent of all Parties hereto;

                  (b) by the Purchaser or the Shareholders' Agent if any of the conditions provided for in Article 6 of this Agreement have not been met and have not been waived in writing by the Party seeking to terminate on or before the Closing Date;

                  (c) by the Purchaser if any of the conditions provided for in
         Article 7 of this Agreement have not been met and have not been waived or deemed waived pursuant to the express terms of this Agreement in writing by the Purchaser on or before the Closing Date;

                  (d) by the Shareholders' Agent if any of the conditions provided for in Article 8 of this Agreement have not been met and have not been waived in writing by the Shareholders on or before the Closing Date;

                  (e) by either the Purchaser or the Shareholders' Agent if the Closing shall not have occurred on or before October 31, 2001; and

                  (f) by a Party who objects to a Supplement pursuant to Section 13.21.

In the event of termination by any Party as provided in this Section 12.1, written notice shall forthwith be given to the other Party and, except as otherwise provided herein, each Party shall pay its own expenses incident to preparation or consummation of this Agreement and the transactions contemplated hereunder and neither Party shall have any Liability to the other hereunder except such Liability as may arise as a result of a breach hereof. Nothing contained in this section shall restrict the availability of injunctive relief.

         12.2 Return of Documents and Nondisclosure. If this Agreement is terminated for any reason pursuant to Section 12.1 hereto, each Party and its counsel shall return all documents and materials which shall have been furnished by or on behalf of the other Party, and all copies thereof, and each Party hereby covenants that it will not Use or Disclose to any Person any Confidential Information about the other Party or any information about the transactions contemplated hereby, except insofar as may be necessary to comply with the requirements of any Governmental Body or Order or to assert its rights hereunder.

                                   ARTICLE 13

                                  MISCELLANEOUS

         13.1 Survival of Representations and Warranties, Covenants and Agreements. Each of the representations and warranties of the Parties contained in this Agreement and in any Exhibit, Schedule, certificate, instrument or document delivered by or on behalf of any of the Parties hereto pursuant to this Agreement and the transactions contemplated hereby shall survive the Closing of the transactions contemplated hereby and any investigation made by the Parties or their agents for a period of eighteen (18) months after the Closing, after which no claim for indemnification for any misrepresentation, or for the breach of any representation or warranty under this Agreement, may be brought, and no action with respect thereto may be commenced, and no Party shall have any Liability or obligation with respect thereto, unless (i) the Indemnified Party gave written notice to the Indemnifying Party specifying with particularity the misrepresentation or a breach of representation or warranty claimed on or before the expiration of such period, (ii) the claim relates to a breach of any representations or warranties contained in Sections 3.9, 3.10, 3.27 or 3.28, in which case the right to indemnification shall survive until the expiration of the applicable statute of limitations, plus ninety (90) days, or (iii) the claim relates to any representation or warranty in Sections 3.1, 3.2, 3.3 or 3.5, in which case the representation or warranty shall indefinitely survive the Closing. The covenants and agreements contained in, arising from, incident to or in connection with this Agreement shall survive the Closing indefinitely, until such covenants and agreements are fully satisfied and require no further performance or forbearance, or the rights of a Party hereto expire on a specific date by the terms hereof.

         13.2 Preservation of and Access to Records. The Purchaser shall preserve or cause the Companies to preserve all books and records of the Companies for a period of six (6) years after the Closing Date; provided, however, the Purchaser may destroy any part or parts of such records upon obtaining written consent of the Shareholders' Agent for such destruction, which consent shall not be unreasonably withheld. Such records shall be made available to the Shareholders' Agent, the Shareholders and their representatives at all reasonable times during normal business hours of the Companies during said six-year period with the right, at its expense, to make abstracts from and copies thereof.

         13.3 Cooperation. The Parties hereto shall cooperate with each other in all respects, including using reasonable commercial efforts to assist each other in satisfying the conditions precedent to their respective obligations under this Agreement and any Ancillary Document, to the end that the transactions contemplated hereby will be consummated.

         13.4 Public Announcements. The Parties agree to cooperate on the timing and content of all public announcements relating to the execution of this Agreement and the Ancillary Documents, and the consummation of the transactions contemplated hereby; provided that Stonepath shall have the right to make such public disclosure of this Agreement and the transactions contemplated hereby as it determines upon the advice of counsel (which is reasonably made in light of Applicable Law and such rules), it is required to under Applicable Law or the rules of the American Stock Exchange. The Shareholders' Agent shall be provided with all drafts and the final version of any such announcement or disclosure and shall consent with its content, which consent shall not be unreasonably withheld, delayed or conditioned.

         13.5 Notices. All notices, demands and other communications permitted or required hereunder shall be in writing and shall be given by personal delivery, via facsimile transmission (receipt telephonically confirmed), by nationally recognized overnight courier (prepaid), or by certified or registered first class mail, postage prepaid, return receipt requested, sent to each Party, at its/his address as set forth below or at such other address or in such other manner as may be designated by such Party in written notice to each of the other Parties. All such notices, demands and communications shall be effective when personally delivered, one (1) business day after delivery to the overnight courier, upon telephone confirmation of facsimile transmission or upon receipt after dispatch by mail to the Party to whom the same is so given or made:

         If to Purchaser:                   Stonepath Group, Inc.
         (or a Company or                   Two Penn Center Place
         the Companies                      Suite 605
         post-closing)                      Philadelphia, Pennsylvania  19102
                                            Attention:  Dennis Pelino

         With copies to:                    Buchanan Ingersoll PC
                                            11 Penn Center, 14th Floor
                                            1835 Market Street
                                            Philadelphia, Pennsylvania  19103
                                            Attention:  Brian S. North, Esq.

                                                 and

                                            Stephen M. Cohen, Esquire
                                            Stonepath Group, Inc.
                                            Two Penn Center Place
                                            Suite 605
                                            Philadelphia, Pennsylvania  19102

         If to the Shareholders and/or      Gary A. Koch, Shareholders' Representative
         the Shareholders' Agent (or        1230 Trapp Road
         a Company or the                   Eagan, Minnesota  55121
         Companies pre-Closing):

         With a copy to:                    Briggs and Morgan, Professional Association
                                            2400 IDS Center
                                            80 South Eighth Street
                                            Minneapolis, MN  55402
                                            Attention:  Michael J. Grimes, Esq.

         13.6 Entire Agreement. This Agreement and the Ancillary Documents to be executed and/or delivered by the Parties pursuant hereto, contains the entire agreement of the Parties hereto and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the Parties hereto with respect to the subject matter hereof and thereof.

         13.7 [THIS SECTION INTENTIONALLY OMITTED]

         13.8 Amendments. No purported amendment, modification or waiver of any provision of this Agreement or any Ancillary Document to be executed and delivered by the Parties pursuant hereto shall be effective unless in a writing specifically referring to this Agreement and signed by the Shareholder's Agent, the Purchaser and Stonepath; provided, that no amendment to the provisions of
Section 13.22 shall be made unless signed by all of the Parties hereto.

         13.9 Successors and Assigns. This Agreement and the Ancillary Documents shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and permitted assigns, but except as hereinafter provided in this Section, nothing in this Agreement is to be construed as an authorization or right of any Party to assign its rights or delegate its duties under this Agreement without the prior written consent of the other Parties hereto. In their sole discretion the Purchaser may assign its rights in and/or delegate its duties under this Agreement to an Affiliate of the Purchaser. In the event of such an assignment of rights and/or delegation of duties, all references to the applicable Party, as applicable to the assignment in this Agreement shall also be deemed to be references to the Person to which this Agreement is assigned; provided that no such assignment and/or delegation shall relieve the assignor of any of its duties or obligations hereunder.

         13.10 Fees and Expenses. Each Party hereto shall pay their own fees and expenses incurred in connection with negotiating and preparing this Agreement and consummating the transactions contemplated hereby, including but not limited to fees and disbursements of their respective attorneys, accountants and investment bankers; provided, however, the foregoing shall not include the fees, costs and expenses arising from, incident to or in connection with the Audited Financial Statements as described in Section 5.25 of this Agreement. If the transaction is consummated, all fees and expenses, including legal, accounting, investment banking, broker's and finder's fees and expenses incurred by the Companies or the Shareholders in connection with this transaction, other than those described in Section 5.25 (the "Transactional Expenses") shall be deemed expenses of the Shareholders and shall be borne by the Shareholders. Any Transactional Expenses incurred by the Companies in excess of the Aggregate Transactional Expenses set forth on the itemized schedule delivered by the Shareholders to the Purchaser pursuant to Section 7.10 hereof shall be promptly paid by the Shareholders to the Purchaser after the determination thereof.

         13.11 Governing Law and Jurisdiction. This Agreement, including the documents, instruments and agreements to be executed and/or delivered by the Parties pursuant hereto, shall be construed, governed by and enforced in accordance with the internal laws of the State of Minnesota, without giving effect to the principles of comity or conflicts of laws thereof.

         13.12 Counterparts and Facsimile Execution. This Agreement and the Ancillary Documents may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The counterparts of this Agreement and the Ancillary Documents may be executed and delivered by one Party to another by telecopy, and the receiving Party may rely on the receipt of such executed instrument as if the original had been received.

         13.13 Headings. The headings of the articles, sections and subsections of this Agreement are intended for the convenience of the Parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof. The terms "this Agreement," "hereof," "herein," "hereunder," "hereto" and similar expressions refer to this Agreement as a whole and not to any particular article, section, subsection or other portion hereof and include the Schedules and Exhibits hereto and any document, instrument or agreement executed and/or delivered by the Parties pursuant hereto.

         13.14 [THIS SECTION INTENTIONALLY OMITTED]

         13.15 Number and Gender. Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa and words importing the use of any gender shall include all genders.

         13.16 Severability. In the event that any provision of this Agreement or any Ancillary Document is declared or held by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement or the applicable Ancillary Document, unless such invalid or unenforceable provision goes to the essence of this Agreement or such Ancillary Document, in which case the entire Agreement or Ancillary Document may be declared invalid and not binding upon any of the Parties.

         13.17 Parties in Interest. Nothing expressed or implied in this Agreement is intended or shall be construed to confer any rights or remedies under or by reason of this Agreement upon any Person other than the Parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the Liabilities of any third Person to the Purchaser, the Companies or the Shareholders.

         13.18 Waiver. The terms, conditions, warranties, representations and indemnities contained in this Agreement, including the documents, instruments and agreements executed and/or delivered by the Parties pursuant hereto, may be waived only by a written instrument executed by the Party waiving compliance. Any such waiver shall only be effective in the specific instance and for the specific purpose for which it was given and shall not be deemed a waiver of any other provision hereof or of the same breach or default upon any recurrence thereof. No failure on the part of a Party hereto to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         13.19 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The words "including," "include" or "includes" shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance.

         13.20 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         13.21 Supplementation of Schedules. Prior to the Closing, The Shareholders, the Companies, the Purchaser or Stonepath may elect to deliver a supplement ("Supplement") to one or more of the Schedules previously delivered to the other in accordance with the procedures set forth in this Section 13.21 as follows:

                  (a) Any and all Supplements must be in writing and must be delivered to the other Party before the date that is five (5) business days prior to the scheduled Closing Date. The other Party shall be given the opportunity during the five (5) business days following the delivery of the proposed Supplement to consider and object to that Supplement. If the recipient does not object to the contents of the Supplement within such period, the Schedule in question shall be deemed amended by the Supplement. If the recipient objects to a proposed Supplement, and the objection is not accepted by the Party submitting the Supplement, the sole recourse and remedy of such objecting Party shall be termination of this Agreement in accordance Section 12.1(f) of this Agreement, provided that this limitation of remedies shall only apply if the Supplement was prepared in connection with or was made necessary by a change in fact or circumstance (other than a Supplement arising from Section 5.23 with respect to Sections 3.27 or 3.28 (excluding Section 3.28(e)), or sections which may give rise to disclosure arising from the subject matter of Sections 3.27 or 3.28 (excluding Section 3.28(e)), which occurred after the date of this Agreement. In the event the objecting Party fails to terminate this Agreement within five (5) days of the delivery of the objection, the Supplement shall be deemed accepted by the objecting Party;

                  (b) Any and all Supplements must be in writing and delivered to the other Party pursuant to Section 13.21(a) and Section 13.5 of this Agreement.

         13.22 Shareholders' Agent.

                  (a) The Shareholders, pursuant to this Agreement, hereby appoint Gary A. Koch as the Shareholders' Agent, who shall be the Shareholders' representative and attorney-in-fact for each Shareholder of the Companies. The Shareholders' Agent shall have the authority to act for and on behalf of each of the Shareholders, including without limitation, to amend this Agreement (subject to the limitations set forth in Section 13.8), to give and receive notices and communications, waivers and consents under this Agreement, to act on behalf of the Shareholders with respect to any matters arising under this Agreement or the Ancillary Documents, to authorize delivery to the

         Purchaser and/or Stonepath of cash and other property, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and commence, prosecute, participate in, settle, dismiss or otherwise terminate, as applicable, lawsuits and claims, mediation and arbitration Proceedings, and to comply with orders of courts and awards on behalf of courts, mediators and arbitrators with respect to such suits, claims or Proceedings, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. The Shareholders' Agent shall act as the exclusive negotiating party for this Agreement and all Ancillary Documents. In addition to and in furtherance of the foregoing, the Shareholders' Agent shall have the right to (i) sell, pledge or otherwise dispose of any amounts in any escrow account or other accounts established for the benefit of the Shareholders, (ii) employ accountants, attorneys and other professionals on behalf of the Shareholders, and (iii) incur and pay all costs and expenses related to
         (A) the performance of its duties and obligations as the Shareholders' Agent hereunder, and (B) the interests of the Shareholders under this Agreement and the Ancillary Documents. The Shareholders' Agent shall for all purposes be deemed the sole authorized agent of the Shareholders until such time as the agency is terminated with notice to the Purchaser. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to the Purchaser; provided, however, that the Shareholders' Agent may not be removed unless holders of two-thirds (2/3) interest in the Companies agree to such removal and to the identity of the substituted Shareholders' Agent. Any vacancy in the position of the Shareholders' Agent may be filled by approval of the holders of a majority in interest in the Companies' common stock. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall not receive compensation for its services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Shareholders during the term of the agency.

                  (b) The Shareholders' Agent shall not incur any Liability with respect to any action taken or suffered by him or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholders' Agent may, in all questions arising hereunder, rely on the advice of counsel and other professionals and for anything done, omitted or suffered in good faith by the Shareholders' Agent based on such advice and the Shareholders' Agent shall not be liable to anyone. The Shareholders' Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the Ancillary Documents, and no covenants or obligations shall be implied under this Agreement or the Ancillary Documents against the Shareholders' Agent; provided, however, that the foregoing shall not act as a limitation on the powers of the Shareholders' Agent determined by him to be reasonably necessary to carry out the purposes of his obligations. The Shareholders shall severally and pro-rata, in accordance with their respective pro-rata share of the Purchase Price, indemnify the Shareholders' Agent and hold him harmless against any Loss, Liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties under this Agreement or any Ancillary Document.

                  (c) The Purchaser and Stonepath covenant and agree that the Shareholders' Agent shall have reasonable access to information about the Companies and the reasonable assistance of the Companies' officers and employees for the purposes of performing his duties and exercising his rights hereunder, provided that the Shareholders' Agent shall be bound by the provisions of Section 11.4.

                  (d) A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision, act, consent or instruction from all of the Shareholders of the Companies and shall be final, binding and conclusive upon each of the Shareholders. The Purchaser and Stonepath may rely upon any such decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of every such Shareholder of the Companies. The Purchaser and Stonepath are hereby relieved from any Liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent. In furtherance of the foregoing, any reference to a power of the Shareholders under this Agreement, to be exercised or otherwise taken, shall be a power vested in the Shareholders' Agent.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by duly authorized representations as of the day, month and year first above written.

SHAREHOLDERS:                                        PURCHASER:

                                                     STONEPATH LOGISTICS, INC.

-----------------------------------
Gary A. Koch, Trustee of Gary A. Koch
Revocable Trust dated August 11, 1997                By_________________________________
                                                           Its:___________________________

-----------------------------------
Robert C. Carlson                                    STONEPATH:

                                                     STONEPATH GROUP, INC.
-----------------------------------
Jack Duffey
                                                     By________________________________
                                                          Its:__________________________
-----------------------------------
R. G. Heydt
                                                     COMPANIES:

___________________________________                  M.G.R., INC.
David C. Koch

                                                     By________________________________
___________________________________                       Its:__________________________
James Such

                                                     DISTRIBUTION SERVICES, INC.

SHAREHOLDERS' AGENT:
                                                     By________________________________
                                                          Its:__________________________
------------------------------------
Gary A. Koch
                                                     CONTRACT AIR, INC.


                                                     By_________________________________
                                                          Its:___________________________



                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                             EXHIBITS AND SCHEDULES

Schedules
---------

3.1        Foreign Qualification
3.2        Capitalization
3.4        No Breach; Consents and Approvals
3.5        Clear Title
3.6        Condition of Assets; Excluded Assets
3.7        Litigation
3.8        Labor Matters
3.9(a)     Tax Returns
3.9(b)     Payment of Taxes
3.9(c)(i)  Audits or Other Examinations
3.9(c)(ii) Waiver Agreements and Contracts
3.9(c)(x)  Exceptions to State S Elections
3.9(c)(xi) QSST
3.10       Employee Benefits
3.11       Guaranties
3.12       Financial Statements
3.13       Absence of Certain Developments
3.14       Intellectual Property
3.16       Operating Contracts
3.17       Real Estate
3.19       Bank Accounts; Safety Deposit Boxes
3.20       Employees
3.21       Permits
3.22       Other Material Contracts and Obligations
3.23       Subsidiaries and Investments
3.24       Insurance
3.26       Relationship with Related Persons
3.27       Hazardous Materials
3.28       Other Environmental Matters
3.29       Debt Instruments
3.30       Customers and Suppliers
3.31       Shareholder Loans
3.33       Absence of Certain Business Practices
3.34       Trade Regulations
3.35       Inventories
3.37       Powers of Attorney
5.26       Shareholder Guarantees
5.33       Payment of Shareholder Loans
7.9        Employment Agreements
7.10       Aggregate Transactional Expenses
11.10      Key Employees

Exhibits
--------

Exhibit A   Shareholders and Officers and Directors of the Companies
Exhibit B   Stonepath Guaranty
Exhibit C-1 Purchase Price Adjustment
Exhibit C-2 Closing Balance Sheet and Purchase Price Adjustment Calculations
Exhibit D   Bring-Down Certificate of the Shareholders and the Companies
Exhibit E   Mutual Release
Exhibit F   Bring-Down Certificate of the Purchaser and Stonepath
Exhibit G   Form of Executive Employment Agreement
Exhibit H   Fair Market Value of Fixed Assets
Exhibit I   Escrow Agreement

                                    EXHIBIT A

            SHAREHOLDERS AND OFFICERS AND DIRECTORS OF THE COMPANIES

----------------------------------------------------------------------------------------------------------------------
                                                    M.G.R., INC.
                                               d/b/a AIR PLUS LIMITED

                                       250,000 shares authorized, no par value
----------------------------------------------------------------------------------------------------------------------
         SHAREHOLDER                NUMBER OF                % OF                  DATE              CERTIFICATE
             NAME                     SHARES               OWNERSHIP             ACQUIRED              NUMBER
------------------------------- ------------------- ------------------------ ------------------ ----------------------
Robert C. Carlson                        1,000                    5.65%           12/31/97               #11
------------------------------- ------------------- ------------------------ ------------------ ----------------------
David C. Koch                            1,000                    5.65%           12/31/97               #12
------------------------------- ------------------- ------------------------ ------------------ ----------------------
James Such                                 850                    5.65%           12/31/97               #13
                                           150                                     1/02/98               #17
------------------------------- ------------------- ------------------------ ------------------ ----------------------
Jack Duffey                                850                    5.65%           12/31/97               #14
                                           150                                     1/02/98               #18
------------------------------- ------------------- ------------------------ ------------------ ----------------------
R. G. Heydt                              1,000                    5.65%            1/02/98               #16
------------------------------- ------------------- ------------------------ ------------------ ----------------------
Gary A. Koch  Trustee  of Gary          12,700                   71.75%           10/01/98               #19
A. Koch Revocable  Trust dated
August 11, 1997
------------------------------- ------------------- ------------------------ -----------------------------------------
                         TOTAL          17,700                     100%
------------------------------- ------------------- ------------------------ -----------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                             DISTRIBUTION SERVICES, INC.

                                       250,000 shares authorized, no par value
----------------------------------------------------------------------------------------------------------------------
         SHAREHOLDER                NUMBER OF                % OF                  DATE              CERTIFICATE
             NAME                     SHARES               OWNERSHIP             ACQUIRED              NUMBER
------------------------------- ------------------- ------------------------ ------------------ ----------------------
Gary A. Koch  Trustee  of Gary          10,000                     100%           10/01/98               #2
A. Koch Revocable  Trust dated
August 11, 1997
------------------------------- ------------------- ------------------------ ------------------ ----------------------
                         TOTAL          10,000                     100%
------------------------------- ------------------- ------------------------ -----------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                 CONTRACT AIR, INC.

                                       250,000 shares authorized, no par value
----------------------------------------------------------------------------------------------------------------------
         SHAREHOLDER                NUMBER OF                % OF                  DATE              CERTIFICATE
             NAME                     SHARES               OWNERSHIP             ACQUIRED              NUMBER
------------------------------- ------------------- ------------------------ ------------------ ----------------------
Robert C. Carlson                        1,000                    5.65%            9/21/98               #2
------------------------------- ------------------- ------------------------ ------------------ ----------------------
David C. Koch                            1,000                    5.65%            9/21/98               #3
------------------------------- ------------------- ------------------------ ------------------ ----------------------
James Such                               1,000                    5.65%            9/21/98               #4
------------------------------- ------------------- ------------------------ ------------------ ----------------------
Jack Duffey                              1,000                    5.65%            9/21/98               #5
------------------------------- ------------------- ------------------------ ------------------ ----------------------
R. G. Heydt                              1,000                    5.65%            9/21/98               #6
------------------------------- ------------------- ------------------------ ------------------ ----------------------
Gary A. Koch  Trustee  of Gary          12,700                   71.75%           10/01/98               #6
A. Koch Revocable  Trust dated                                                                   (Duplicate number;
August 11, 1997                                                                                  Certificate must be
                                                                                                   reissued as #7)
------------------------------- ------------------- ------------------------ -----------------------------------------
                         TOTAL          17,700                     100%
------------------------------- ------------------- ------------------------ -----------------------------------------

                             OFFICERS AND DIRECTORS
                                OF THE COMPANIES

                -------------------------------------------------------------------------------
                                                 M.G.R., INC.
                                            d/b/a AIR PLUS LIMITED
                -------------------------------------------------------------------------------
                NAME                                  POSITION
                ------------------------------------- -----------------------------------------
                Gary A. Koch                          Sole Director
                ------------------------------------- -----------------------------------------
                Jack E. Duffey                        President
                ------------------------------------- -----------------------------------------
                Gary A. Koch                          CEO and Treasurer
                ------------------------------------- -----------------------------------------
                Robert C. Carlson                     Secretary
                ------------------------------------- -----------------------------------------

                -------------------------------------------------------------------------------
                                         DISTRIBUTION SERVICES, INC.
                -------------------------------------------------------------------------------
                NAME                                  POSITION
                ------------------------------------- -----------------------------------------
                Gary A. Koch                          Director
                ------------------------------------- -----------------------------------------
                Gary A. Koch                          President and Secretary
                ------------------------------------- -----------------------------------------

                -------------------------------------------------------------------------------
                                              CONTRACT AIR INC.
                -------------------------------------------------------------------------------
                NAME                                  POSITION
                ------------------------------------- -----------------------------------------
                Gary A. Koch                          Sole Director
                ------------------------------------- -----------------------------------------
                Gary A. Koch                          CEO, CFO and Treasurer
                ------------------------------------- -----------------------------------------
                Robert C. Carlson                     Secretary
                ------------------------------------- -----------------------------------------
                Jack Duffey                           President
                ------------------------------------- -----------------------------------------



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